As filed with the Securities and Exchange Commission on January 14, 2015

No. 333-199991

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RIGHTSCORP, INC.

(Exact name of registrant as specified in its charter)

Nevada	7380	33-1219445
(State of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3100 Donald Douglas Loop North

Santa Monica, CA 90405

(310) 751-7510

(Address, including zip code, and telephone number of registrant’s principal executive offices)

Christopher Sabec

Chief Executive Officer

3100 Donald Douglas Loop North

Santa Monica, CA 90405

(310) 751-7510

(Name, address, including zip code, and telephone number of agent for service)

With Copies to:

Gregory Sichenzia, Esq.

Henry Nisser, Esq.

Sichenzia Ross Ference Friedman LLP

61 Broadway, 32nd Floor

New York, NY 10006

(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	[ ]		Accelerated filer	[ ]
Non-accelerated filer	[ ]	(Do not check if a smaller reporting company)	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Security (2)		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.001 par value	10,928,000		$0.20	$2,185,600	$253.97
Common Stock, $0.001 par value issuable upon exercise of warrants exercisable at $0.25 per share	16,392,000		$0.25	$4,098,000	$476.19
Total	27,320,000	$		$6,283,600	$730.16	(3)

(1)	Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon exercise of the warrants.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the OTC QB on November 3, 2014, which was $0.20 per share and the warrant exercise price, which is $0.25 per share.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 14, 2015

PROSPECTUS

Up to 27,320,000 Shares of Common Stock

This prospectus relates to the offering by the selling stockholders of Rightscorp, Inc. of up to 27,320,000 shares of common stock, par value $0.001 per share. All of the shares of common stock offered by this prospectus are being sold by the selling stockholders. These shares include 10,928,000 issued and outstanding shares of common stock and 16,392,000 shares of common stock underlying unexercised warrants to purchase common stock, each issued to the selling stockholders in connection with a private placement offering completed as of September 30, 2014, or the September 2014 private placement. Each of the shares offered by the selling stockholders has been issued or is issuable to the selling stockholders upon the exercise of warrants to purchase our common stock at an exercise price of $0.25 per share.

The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, on the OTC QB maintained by the OTC Markets Group, Inc., in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at prices related to the prevailing market prices or at negotiated prices.

The selling stockholders may sell the common shares to or through underwriters, brokers or dealers or directly to purchasers. Underwriters, brokers or dealers may receive discounts, commissions or concessions from the selling stockholders, purchasers in connection with sales of the common shares, or both. Additional information relating to the distribution of the common shares by the selling stockholders can be found in this prospectus under the heading “Plan of Distribution.” If underwriters or dealers are involved in the sale of any securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in a supplement to this prospectus.

We will not receive any proceeds from the sale of common stock by the selling stockholders. We will receive proceeds from the selling stockholders from any exercise of their warrants, on a cash basis.

Our common stock is traded on the OTC QB under the symbol “RIHT.” On January 6, 2015, the closing price of our common stock was $0.15 per share.

Investing in our common stock involves a high degree of risk. Before making any investment in our common stock, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 4 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated       , 2015

PROSPECTUS SUMMARY

This summary highlights information contained throughout this prospectus and is qualified in its entirety to the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that should be considered before investing in our common stock. Investors should read the entire prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our common stock discussed in this prospectus under “Risk Factors” beginning on page 4 of this prospectus and our financial statements and the accompanying notes beginning on page F-1 of this prospectus.

Background

Rightscorp, Inc., a Nevada corporation, was incorporated in Nevada on April 9, 2010. Since the closing of the Reverse Acquisition on October 25, 2013 (discussed below), we have been the parent company of Rightscorp, Inc., a Delaware corporation.

On October 25, 2013 (the “Merger Closing Date”), we entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”), with Rightscorp Merger Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of ours (the “Subsidiary”) and Rightscorp, Inc., a Delaware corporation (“Rightscorp Delaware”). Pursuant to the Merger Agreement, (i) the Subsidiary merged into Rightscorp Delaware, such that Rightscorp Delaware became a wholly-owned subsidiary of our company, (ii) we issued (a) 45,347,102 shares (the “Acquisition Shares”), of our common stock to the shareholders of Rightscorp Delaware representing approximately 65.9% of our aggregate issued and outstanding common stock following the closing of the Merger Agreement (following the Share Cancellation and the Private Placement, each as defined below), in exchange for all of the issued and outstanding shares of common stock of Rightscorp Delaware, (b) outstanding warrants to purchase 1,831,969 shares of common stock of Rightscorp Delaware were converted into outstanding warrants to purchase 5,312,703 shares of our common stock, and (iii) outstanding convertible notes in the aggregate amount of $233,844 (including outstanding principal and accrued interest thereon) of Rightscorp Delaware were amended to be convertible into shares of our common stock at a conversion price of $0.1276.

In connection with the Merger Agreement and the Financing (defined below), as of the Merger Closing Date we issued and sold an aggregate of 950,000 units (the “Private Placement”), for a purchase price of $0.50 per unit, with each unit consisting of one share of common stock and an eighteen month warrant to purchase one share of common stock with an exercise price of $0.75 (the “Private Placement Warrants”).

In connection with the Merger Agreement and the Private Placement, in addition to the foregoing:

(i)	Effective on the Merger Closing Date, 21,000,000 shares of common stock were returned to us for cancellation (the “Share Cancellation”).

(ii)	Effective on the Merger Closing Date, the following individuals were appointed as executive officers and directors of our company:

Name	Title
Christopher Sabec	Chief Executive Officer, and Director

Robert Steele	President, Chief Financial Officer, Chief Operating Officer and Director

Brett Johnson	Chairman of the Board of Directors

(iii)	Effective July 15, 2013, we amended our articles of incorporation to change our name from “Stevia Agritech Corp.” (“Stevia”) to “Rightscorp, Inc.”

(iv)	On June 18, 2013, we entered into a financing agreement (the “Financing Agreement”) with Hartford Equity Inc. (“Hartford”), under which Hartford agreed to purchase, directly or through its associates, an aggregate of $2,050,000 of common stock and warrants (the “Financing”). The Private Placement described above will be deemed part of the Financing such that as of the Merger Closing Date we closed on $475,000 of the Financing (which amounts were advanced by us to Rightscorp Delaware prior to the Merger Closing Date) and Hartford, directly or through its associates, agreed to purchase an additional $1,575,000 in common stock and warrants from us within 14 months from the Closing Date. As of the date of this prospectus, we have yet to receive $375,000 of the $1,575,000, which includes a $21,000 increase to the total amount agreed to be purchased.

Effective on the Merger Closing Date, pursuant to the Merger Agreement, Rightscorp Delaware became our wholly owned subsidiary. The acquisition of Rightscorp Delaware is treated as a reverse acquisition (the “Reverse Acquisition”), and the business of Rightscorp Delaware became our business. At the time of the Reverse Acquisition, Stevia was not engaged in any significant active business.

Rightscorp Delaware is a Delaware corporation formed on January 20, 2011.

We are a technology company and have a patent-pending, proprietary method for collecting payments from illegal downloaders of copyrighted content via notifications sent to their internet service providers (ISPs).

Our principal office is located at 3100 Donald Douglas Loop North, Santa Monica, CA 90405. Our telephone number is (310) 751-7510. Our website address is www.rightscorp.com.

Overview

We protect copyright holders’ rights by seeking to assure they get paid for their copyrighted intellectual property (or IP). We offer and sell a service to copyright owners under which copyright owners retain us to identify and collect settlement payments from Internet users who have infringed on their copyrights. After we have received an order from a client, our software monitors the global Peer-to-Peer (or P2P) file sharing networks to detect illegally distributed digital media. The technology sends automated notices of the infringing activity to ISPs and the ISP forwards these notices, which contain settlement offers, to their infringing customers. The notice to ISPs and settlement offers identify the date, time, title of copyrighted intellectual property and other specific technology identifiers to confirm the infringement by the ISPs customer. Infringers who accept our settlement offers then remit payment to us for the copyright infringement and we share the payments with the copyright owners.

We generate revenues by retaining a portion of the settlement payments we receive from copyright infringers. Our customers, the copyright holders, benefit from our service as we share a portion of the settlement with them. This helps them recapture the revenues they lost when their copyrighted material was illegally copied and distributed. Current customers include, but are not limited to BMG Rights Management, Round Hill Music, Shapiro/Bernstein and The Orchard. We have successfully obtained settlement payments more than 130,000 individual cases of copyright infringement. To date, we have closed infringements and received settlement payments from subscribers on more than 50 ISPs including five of the top 10 US ISPs. We believe ISPs that participate with us and our clients by forwarding notices of infringement achieve compliance with the Digital Millennium Copyright Act (or DMCA), as discussed below. Conversely, we believe that companies that do not participate and do not have a policy for terminating repeat infringers fail to comply with the DMCA, which may result in liability for them.

The Offering

This prospectus relates to the resale from time to time by the selling stockholders identified in this prospectus of up to 27,320,000 shares of our common stock. The shares of common stock being offered have been or will be issued to the selling stockholders upon the exercise of certain warrants received by the selling stockholders in the September 2014 private placement. No shares are being offered for sale by us.

Common stock outstanding prior to offering	89,896,421 (1)

Common stock offered by the selling stockholders	27,320,000 (2)

Common stock to be outstanding after the offering	106,288,421 (3)

Use of Proceeds	We will not receive any proceeds from the sale of common stock offered by the selling stockholders under this prospectus. However, we will receive up to $4,473,000 in the aggregate from the selling stockholders if they exercise in full, on a cash basis, all of their warrants to purchase 16,392,000 shares of common stock issued to the selling stockholders in connection with the September 2014 private placement. We will use such proceeds from the exercise of the warrants for working capital and other corporate purposes.

OTC QB Symbol	“RIHT”

(1)	As of January 6, 2015.

(2)

Includes 10,928,000 shares of common stock offered by the selling stockholders that are currently issued and outstanding and 16,392,000 shares of common stock offered by the selling stockholders that are issuable upon exercise of warrants.

(3)	Includes 16,392,000 shares of common stock which remain subject to unexercised warrants as of the date of this prospectus and assumes that all other outstanding warrants and options are not exercised. Only the 16,392,000 shares receivable upon exercise and the 10,928,000 shares issued and outstanding warrants are being offered by the selling stockholders under this prospectus.

Background of September 2014 Private Placement of Units

Pursuant to the terms of the Unit Subscription Agreement which was entered into with the subscribers for units (the “Subscribers”), we received approximately $2,982,000 in gross proceeds from the issuance of 10,928,000 shares of our common stock forming part of the units sold in the September 2014 private placement. Each unit consisted of 10,000 shares of our common stock and warrants to purchase 15,000 such shares. An aggregate of 1,192.8 units (including 16,392,000 warrants) were sold in the September 2014 private placement. Assuming the full exercise of the warrants for cash, we would receive additional proceeds of $4,098,000, for an aggregate of $6,830,000 in proceeds from the purchase of the units in the private placement and the exercise of the warrants.

The warrants entitle the Subscribers to purchase up to an aggregate of 16,392,000 shares of our common stock for a period of five years from the date of issuance at an initial exercise price of $0.25 per share, subject to adjustments, with a cashless exercise provision. None of such warrants been exercised. The warrants issued to the Subscribers have anti-dilution protection in the event we subsequently issue shares of common stock, or securities convertible into shares of common stock, for a price of less than $0.25 per share. The warrants are immediately exercisable.

The issuances of securities described above were issued in a transaction exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) and Rule 506 of Regulation D thereof.

Pursuant to the Unit Subscription Agreement, we agreed, within 45 days of the closing of the private placement, to file a registration statement to register up to a certain number of shares of common stock issued or issuable under the warrants issued in the September 2014 private placement, on a pro rata basis among participating Subscribers. We have also agreed to file additional registration statements, of which this prospectus forms a part, subject to certain time periods between these filings and limitations on the number of shares underlying warrants required to be registered by us in any single registration statement, until all of the shares issued or issuable under the warrants have been registered. We are required to keep these registration statements effective until the second anniversary of the closing of the private placement, subject to, under limited circumstances, this obligation being terminated earlier.

Plan of Distribution

This offering is not being underwritten. The selling stockholders will sell their shares of our common stock at prevailing market prices or privately negotiated prices. The selling stockholders themselves directly, or through their agents, or through their brokers or dealers, may sell their shares from time to time, in (i) privately negotiated transactions, (ii) in one or more transactions, including block transactions or (iii) otherwise in accordance with the section of this prospectus entitled “Plan of Distribution.” To the extent required, the specific shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, broker or dealer and any applicable commission or discounts with respect to a particular offer will be described in an accompanying prospectus supplement. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

For additional information on the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution,” beginning on page XX.

About this Prospectus

You should read this prospectus together with additional information described under the headings “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and the documents incorporated by reference herein, you should rely on the information in this prospectus.

You should rely only on the information contained in this prospectus or incorporated by reference herein. We have not authorized any person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of their respective dates. Rightscorp’s business, financial condition, results of operations and prospects may have changed since such dates.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Rightscorp,” the “Company,” “we,” “us” and “our” refer collectively to Rightscorp, Inc., the Nevada corporation and its wholly owned subsidiary, Rightscorp, Inc., a Delaware corporation.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Potential investors should consider carefully the risks and uncertainties described below together with all other information contained in this prospectus before making investment decisions with respect to our common stock. If any of the following risks actually occur, our business, financial condition, results of operations and our future growth prospects would be materially and adversely affected. Under these circumstances, the trading price and value of our common stock could decline resulting in a loss of all or part of your investment. The risks and uncertainties described in this prospectus are not the only ones facing our Company. Additional risks and uncertainties of which we are not presently aware, or that we currently consider immaterial, may also affect our business operations.

This prospectus contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our common stock.

Risks Related to our Company and our Business

We have a limited operating history and are subject to the risks encountered by early-stage companies.

Rightscorp Delaware was formed on January 20, 2011. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

●	risks that we may not have sufficient capital to achieve our growth strategy;

●	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

●	risks that our growth strategy may not be successful; and

●	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

We have a history of operating losses and we may need additional financing to meet our future long term capital requirements.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. As of September 30, 2014, we had a working capital deficit of $721,827, and stockholders’ deficit of $594,377. We incurred a net loss of approximately $2,299,522 for the nine months ended September 30, 2014 and a net loss of approximately $2,042,779 for the year ended December 31, 2013. As of September 30, 2014, our accumulated deficit was approximately $6,540,194. We have not achieved profitability on an annual basis. We may not be able to reach a level of revenue to achieve profitability. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress our stock price.

While we anticipate that our current cash, cash equivalents and cash generated from operations, and the capital raised subsequent to the nine months ended September 30, 2014 will be sufficient to meet our projected operating plans for a period of at least 12 months from the date of this prospectus, we may require additional funds, either through additional equity or debt financings or collaborative agreements or from other sources. We have no commitments to obtain such additional financing, and we may not be able to obtain any such additional financing on terms favorable to us, or at all. In the event that we are unable to obtain additional financing, we may be unable to implement our business plan. Even with such financing, we have a history of operating losses and there can be no assurance that we will ever become profitable.

We may need significant additional capital, which we may be unable to obtain.

We may need to obtain additional financing over time to fund operations. Our management cannot predict the extent to which we will require additional financing, and can provide no assurance that additional financing will be available on favorable terms or at all. The rights of the holders of any debt or equity that may be issued in the future could be senior to the rights of common shareholders, and any future issuance of equity could result in the dilution of our common shareholders’ proportionate equity interests in our company. Failure to obtain financing or an inability to obtain financing on unattractive terms could have a material adverse effect on our business, prospects, results of operation and financial condition.

Our resources may not be sufficient to manage our potential growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our potential future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing and sales staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. To the extent we acquire businesses, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially and adversely affected.

We will need to increase the size of our organization, and we may be unable to manage rapid growth effectively.

Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address possible acquisitions of business, products, or rights, and potential internal growth to handle licensing and research activities. This expansion will place a significant strain on management, operational and financial resources. To manage the expected growth of our operations and personnel, we must both improve our existing operational and financial systems, procedures and controls and implement new systems, procedures and controls. We must also expand our finance, administrative, and operations staff. Our current personnel, systems, procedures and controls may not adequately support future operations. Management may be unable to hire, train, retain, motivate and manage necessary personnel or to identify, manage and exploit existing and potential strategic relationships and market opportunities.

We are dependent on the continued services and performance of our senior management, the loss of any of whom could adversely affect our business, operating results and financial condition.

Our future performance depends on the continued services and continuing contributions of our senior management to execute our business plan, and to identify and pursue new opportunities and product innovations. The loss of services of senior management, particularly Christopher Sabec and Robert Steele, Rightscorp Delaware’s founders, could significantly delay or prevent the achievement of our strategic objectives. The loss of the services of senior management for any reason could adversely affect our business, prospects, financial condition and results of operations.

Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain and may be inadequate, which would have a material and adverse effect on us.

Our success depends significantly on our ability to protect our proprietary rights to the technologies used in our products. In particular, we have twenty-nine patents pending worldwide for our system of identifying and collecting settlement payments for repeat copyright infringements. Even if our pending patents are granted, we cannot assure you that we will be able to control all of the rights for all of our intellectual property. We rely on patent protection, as well as a combination of copyright, trade secret and trademark laws and nondisclosure, confidentiality and other contractual restrictions to protect our proprietary technology, including our licensed technology. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. For example, our pending United States and foreign patent applications may not issue as patents in a form that will be advantageous to us or may issue and be subsequently successfully challenged by others and invalidated. Both the patent application process and the process of managing patent disputes can be time-consuming and expensive. Competitors may be able to design around our patents or develop products which provide outcomes which are comparable or even superior to ours. Steps that we have taken to protect our intellectual property and proprietary technology, including entering into confidentiality agreements and intellectual property assignment agreements with some of our officers, employees, consultants and advisors, may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements. Furthermore, the laws of foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States.

In the event a competitor infringes upon our licensed or pending patent or other intellectual property rights, enforcing those rights may be costly, uncertain, difficult and time consuming. Even if successful, litigation to enforce our intellectual property rights or to defend our patents against challenge could be expensive and time consuming and could divert our management’s attention. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents rights against a challenge. The failure to obtain patents and/or protect our intellectual property rights could have a material and adverse effect on our business, results of operations and financial condition.

Our patent applications and licenses may be subject to challenge on validity grounds, and our patent applications may be rejected.

We rely on our patent applications, licenses and other intellectual property rights to give us a competitive advantage. Whether a patent application should be granted, and if granted whether it would be valid, is a complex matter of science and law, and therefore we cannot be certain that, if challenged, our patents (should any be granted), patent applications and/or other intellectual property rights would be upheld. If one or more of these intellectual property rights are invalidated, rejected or found unenforceable, that could reduce or eliminate any competitive advantage we might otherwise have had.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives and subject us to substantial monetary damages.

Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products we develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.

Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe them, we could be prohibited from selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties.

The prosecution and enforcement of patents licensed to us by third parties are not within our control. Without these technologies, our product may not be successful and our business would be harmed if the patents were infringed or misappropriated without action by such third parties.

We have obtained licenses from third parties for patents and patent application rights related to the products we are developing, allowing us to use intellectual property rights owned by or licensed to these third parties. We do not control the maintenance, prosecution, enforcement or strategy for many of these patents or patent application rights and as such are dependent in part on the owners of the intellectual property rights to maintain their viability. Without access to these technologies or suitable design-around or alternative technology options, our ability to conduct our business could be impaired significantly.

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

Our business strategy involves having copyright owners agree to use our service. Our ability to implement this business strategy is dependent on our ability to:

●	predict copyright owner’s concerns;

●	identify and engage copyright owners;

●	convince ISPs to accept our notices;

●	establish brand recognition and customer loyalty; and

●	manage growth in administrative overhead costs during the initiation of our business efforts.

We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful. In assessing our ability to meet these challenges, a potential investor should take into account our limited operating history and brand recognition, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions. Our growth is largely dependent on our ability to successfully implement our business strategy. Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business that ultimately proves unsuccessful.

We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote our service offerings, our business could suffer.

Because of our limited operating history, we currently do not have strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers to our program. In order to attract copyright holders to our program, we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

Promotion and enhancement of our services will depend on our success in consistently providing high-quality services to our customers. Since we rely on technology partners to provide portions of the service to our customers, if our suppliers do not send accurate and timely data, or if our customers do not perceive the products we offer as superior, the value of the our brand could be harmed. Any brand impairment or dilution could decrease the attractiveness of our services to one or more of these groups, which could harm our business, results of operations and financial condition.

Our service offerings may not be accepted.

As is typically the case involving service offerings, anticipation of demand and market acceptance are subject to a high level of uncertainty. The success of our service offerings primarily depends on the interest of copyright holders in joining our service. In general, achieving market acceptance for our services will require substantial marketing efforts and the expenditure of significant funds, the availability of which we cannot be assured, to create awareness and demand among customers. We have limited financial, personnel and other resources to undertake extensive marketing activities. Accordingly, we cannot assure you that any of our services will be accepted or with respect to our ability to generate the revenues necessary to remain in business.

A competitor with a stronger or more suitable financial position may enter our marketplace.

To our knowledge, there is currently no other company offering a copyright settlement service for P2P infringers. The success of our service offerings primarily depends on the interest of copyright holders in joining our service, as opposed to a similar service offered by a competitor. If a direct competitor arrives in our market, achieving market acceptance for our services may require additional marketing efforts and the expenditure of significant funds, the availability of which we cannot be assured, to create awareness and demand among customers. We have limited financial, personnel and other resources to undertake additional marketing activities. Accordingly, no assurance can be given that we will be able to win business from a stronger competitor.

A significant portion of our revenue is dependent upon a small number of customers and the loss of any one of these customers would negatively impact our revenues and our results of operations.

We derived approximately 25% of our revenues from a contract with one customer in 2013. For the year ended December 31, 2013, we derived approximately 32% of our revenues from contracts with two customers. We derived approximately 77% of our revenues from a contract with one customer during the nine months ended September 30, 2014. For the nine months ended September 30, 2014, we derived approximately 90% of our revenues from contracts with two customers. Our standard contract, which is entitled a Representation Agreement, with customers is for an initial six month term, and renews automatically for successive one month terms, unless either party terminates upon 30 days’ written notice to the other party. If any of our major customers were to terminate their business relationships with us, our operating results would be materially harmed.

Our exposure to outside influences beyond our control, including new legislation or court rulings could adversely affect our enforcement activities and results of operations.

Our enforcement activities are subject to numerous risks from outside influences, including the following:

●	Legal precedents could change which could either make enforcement of our client’s copyright rights more difficult, or which could make out-of-court settlements less attractive to either our clients or potential infringers.

●	New legislation, regulations or rules related to copyright enforcement could significantly increase our operating costs or decrease our ability to effectively negotiate settlements.

●	Changes in consumer privacy laws could make internet service providers more reluctant to identify their end users or may otherwise make identification of individual infringers more difficult.

The occurrence of any one of the foregoing could significantly damage our business and results of operations.

Software defects or errors in our products could harm our reputation, result in significant costs to us and impair our ability to sell our products, which would harm our operating results.

Our products may contain undetected defects or errors when first introduced or as new versions are released, which could materially and adversely affect our reputation, result in significant costs to us and impair our ability to sell our products in the future. The costs incurred in correcting any defects or errors may be substantial and could adversely affect our operating results.

Enforcement actions against individuals may result in negative publicity which could deter customers from doing business with us.

In the past, online trademark infringement cases have garnered significant press coverage. Coverage which is sympathetic to the infringing parties or which otherwise portrays our Company in a negative light, whether or not warranted, may harm our reputation or cause our clients to have concerns about being associated with us. Such negative publicity could decrease the demand for our products and services and adversely affect our business and operating results.

Litigation may harm our business.

Substantial, complex or extended litigation could cause us to incur significant costs and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, competitors or others could be very costly and substantially disrupt our business. Disputes from time to time with such companies, organizations or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes or on terms favorable to us. Unexpected results could cause us to have financial exposure in these matters in excess of recorded reserves and insurance coverage, requiring us to provide additional reserves to address these liabilities, therefore impacting profits.

If we experience a significant disruption in our information technology systems or if we fail to implement new systems and software successfully, our business could be adversely affected.

We depend on information systems throughout our company to control our manufacturing processes, process orders, manage inventory, process and bill shipments and collect cash from our customers, respond to customer inquiries, contribute to our overall internal control processes, maintain records of our property, plant and equipment, and record and pay amounts due vendors and other creditors. If we were to experience a prolonged disruption in our information systems that involve interactions with customers and suppliers, it could result in the loss of sales and customers and/or increased costs, which could adversely affect our overall business operation.

Risks Related to the Securities Markets and Ownership of our Equity Securities

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC QB, meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In fact, during the 52-week period ended January 6, 2015, the high and low closing sale prices of a share of common stock were $0.32 and $0.10, respectively. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

●	our ability to integrate operations, technology, products and services;

●	our ability to execute our business plan;

●	operating results below expectations;

●	our issuance of additional securities, including debt or equity or a combination thereof;

●	announcements of technological innovations or new products by us or our competitors;

●	loss of any strategic relationship;

●	industry developments, including, without limitation, changes in healthcare policies or practices;

●	economic and other external factors;

●	period-to-period fluctuations in our financial results; and

●	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our officers and directors beneficially own approximately 24.6% of our outstanding shares of common stock as of the date of this prospectus.

Our officers and directors beneficially own approximately 24.6 % of our outstanding shares of common stock as of the date of this prospectus. These individuals will have the ability to substantially influence all matters submitted to our shareholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, including going private transactions.

Because we became public by means of a reverse acquisition, we may not be able to attract the attention of brokerage firms.

Because we became public through a “reverse acquisition”, securities analysts of brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock.

A large number of shares are issuable upon exercise of outstanding warrants and convertible notes. The exercise or conversion of these securities could result in the substantial dilution of your investment in terms of your percentage ownership in our company. The sale of a large amount of common shares received upon exercise of these warrants on the public market, or the perception that such sales could occur, could substantially depress the prevailing market prices for our shares.

As of the date of this prospectus, there were outstanding presently exercisable warrants entitling the holders to purchase 24,149,961shares of common stock at a weighted average exercise price of $0.26 per share. As of the date of this prospectus, there were 78,370 shares of common stock underlying promissory notes convertible into common stock at a conversion price of $0.1276. The exercise or conversion price for all of the aforesaid securities may be less than your cost to acquire our shares. In the event of the exercise or conversion of these securities, you could suffer substantial dilution of your investment in terms of your percentage ownership in our company. In addition, the holders of the warrants may sell shares in tandem with their exercise of those warrants to finance that exercise, which could further depress the market price of the common stock.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 250,000,000 shares of common stock. We have issued and outstanding, as of the date of this prospectus, 89,896,421 shares of common stock. In addition, we are entitled under our articles of incorporation to issue up to 10,000,000 shares of “blank check” preferred stock, none of which is presently issued or outstanding. Our board may generally issue shares of common stock, preferred stock or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

Anti-takeover provisions may impede the acquisition of our company.

Certain provisions of the Nevada Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

Shares of our common stock that have not been registered under the Securities Act regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.”

Pursuant to Rule 144 of the Securities Act (or Rule 144), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we may be deemed a “shell company” pursuant to Rule 144 prior to the Reverse Acquisition, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date on which our Current Report on Form 8-K disclosing the Reverse Acquisition was filed with the SEC (which filing occurred on October 28, 2013). Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the SEC and we have otherwise complied with the other requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our employees and consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future. Our previous status as a “shell company” could prevent us from raising additional funds, engaging employees and consultants, and using our securities to pay for any acquisitions (although none is currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

Investor relations activities, nominal “float” and supply and demand factors may affect the price of our stock.

We expect to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for our company. These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described. We may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning our company. We will not be responsible for the content of analyst reports and other writings and communications by investor relations firms not authored by us or from publicly available information. We do not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods. Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control. In addition, investors in our company may be willing, from time to time, to encourage investor awareness through similar activities. Investor awareness activities may also be suspended or discontinued which may impact the trading market our common stock.

The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases. We, and our shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of our common stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTC QB Marketplace (Pink OTC) or pink sheets. Until such time as our restricted shares are registered or available for resale under Rule 144, there will continue to be a relatively small percentage of shares held by a small number of investors that will constitute the entire available trading market. The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities. Oftentimes, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices. Since a small percentage of our outstanding common stock will initially be available for trading, held by a small number of individuals or entities, the supply of our common stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist. Securities regulators have often cited thinly-traded markets, small numbers of holders, and awareness campaigns as components of their claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases. There can be no assurance that our or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock.

If we fail to comply with Section 404 of the Sarbanes-Oxley Act of 2002 our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of our internal control over financial reporting. Accordingly, we are subject to the rules requiring an annual assessment of our internal controls. The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. In addition, in the event we are no longer a smaller reporting company, the independent registered public accounting firm auditing our financial statements would be required to attest to the effectiveness of our internal controls over financial reporting. Such attestation requirement by our independent registered public accounting firm would not be applicable to us until the report for the year ended December 31, 2015 at the earliest, if at all. If we are unable to conclude that we have effective internal control over financial reporting or if our independent registered public accounting firm is required to, but is unable to provide us with a report as to the effectiveness of our internal controls over financial reporting, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect not to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends on our capital stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if the common stock price appreciates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products and services; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to raise capital to fund continuing operations; changes in government regulation; our ability to complete customer transactions and capital raising transactions; and other factors relating to our industry, our operations and results of operations and any businesses that may be acquired by us (including the risks contained in the section of this prospectus entitled “Risk Factors”). Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock offered by the selling stockholders under this prospectus. However, we will receive up to $4,098,000 in the aggregate from the selling stockholders if they exercise in full, on a cash basis, all of their warrants to purchase 16,392,000 shares of common stock issued to the selling stockholders in connection with the September 2014 private placement. Since the closing of the September 2014 private placement, and as of the date of this prospectus, no investor has exercised any of the warrants we issued in the September 2014 private placement. In the event that any investor in the September 2014 private placement elects to exercise its warrants, we presently expect to use the proceeds from the exercise of the warrants for working capital and other corporate purposes.

The warrant holders may exercise their warrants at any time until their expiration, as further described under “Description of Capital Stock.” Because the warrant holders may exercise the warrants in their own discretion, if at all, we cannot plan on specific uses of proceeds beyond application of proceeds to general corporate purposes. We have agreed to bear the expenses (other than any underwriting discounts or commissions or agent’s commissions) in connection with the registration of the common stock being offered hereby by the selling stockholders.

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK AND RELATED MATTERS

Trading Information

Our common stock is currently quoted on the OTC QB under the symbol “RIHT.” There has been limited reported trading to date in our common stock. The following table sets forth, for the periods indicated, the range of high and low intraday closing bid information per share of our common stock. Our shares began trading on July 17, 2013. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year 2013
	High	Low
Third Quarter	$1.50	$0.21
Fourth Quarter	$0.82	$0.50

Fiscal Year 2014
	High	Low
First Quarter	$0.89	$0.60
Second Quarter	$0.60	$0.40
Third Quarter	$0.48	$0.32
Fourth Quarter	$0.32	$0.10

Fiscal Year 2015
	High	Low
First Quarter to date	$0.15	$0.14

Our common stock is thinly traded and any reported sale prices may not be a true market-based valuation of our common stock. On January 6, 2015, the closing sale price of our common stock, as reported on the OTC QB was $0.15 per share.

As of January 6, 2015, we had approximately 166 holders of record of our common stock.

Dividend Policy

We have not declared or paid any dividends on our common stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

Securities Authorized for Issuance under Equity Compensation Plans

None.

BUSINESS

Background

Rightscorp, Inc., a Nevada corporation, was incorporated in Nevada on April 9, 2010. Since the closing of the Reverse Acquisition on October 25, 2013 (discussed below), we have been the parent company of Rightscorp, Inc., a Delaware corporation.

On October 25, 2013 (the “Merger Closing Date”), we entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”), with Rightscorp Merger Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of ours (the “Subsidiary”) and Rightscorp, Inc., a Delaware corporation (“Rightscorp Delaware”). Pursuant to the Merger Agreement, (i) the Subsidiary merged into Rightscorp Delaware, such that Rightscorp Delaware became a wholly-owned subsidiary of our company, (ii) we issued (a) 45,347,102 shares (the “Acquisition Shares”), of our common stock to the shareholders of Rightscorp Delaware representing approximately 65.9% of our aggregate issued and outstanding common stock following the closing of the Merger Agreement (following the Share Cancellation and the Private Placement, each as defined below), in exchange for all of the issued and outstanding shares of common stock of Rightscorp Delaware, (b) outstanding warrants to purchase 1,831,969 shares of common stock of Rightscorp Delaware were converted into outstanding warrants to purchase 5,312,703 shares of our common stock, and (iii) outstanding convertible notes in the aggregate amount of $233,844 (including outstanding principal and accrued interest thereon) of Rightscorp Delaware were amended to be convertible into shares of our common stock at a conversion price of $0.1276.

In connection with the Merger Agreement and the Financing (defined below), as of the Merger Closing Date we issued and sold an aggregate of 950,000 units (the “Private Placement”), for a purchase price of $0.50 per unit, with each unit consisting of one share of common stock and an eighteen month warrant to purchase one share of common stock with an exercise price of $0.75 (the “Private Placement Warrants”).

In connection with the Merger Agreement and the Private Placement, in addition to the foregoing:

(i)	Effective on the Merger Closing Date, 21,000,000 shares of common stock were returned to us for cancellation (the “Share Cancellation”).

(ii)	Effective on the Merger Closing Date, the following individuals were appointed as executive officers and directors of our company:

Name	Title
Christopher Sabec	Chief Executive Officer and Director

Robert Steele	President, Chief Financial Officer, Chief Operating Officer, and Director

Brett Johnson	Chairman of the Board of Directors

(iii)	Effective July 15, 2013, we amended our articles of incorporation to change our name from “Stevia Agritech Corp.” (“Stevia”) to “Rightscorp, Inc.”

(iv)	On June 18, 2013, we entered into a financing agreement (the “Financing Agreement”) with Hartford Equity Inc. (“Hartford”), under which Hartford agreed to purchase, directly or through its associates, an aggregate of $2,050,000 of common stock and warrants (the “Financing”). The Private Placement described above will be deemed part of the Financing such that as of the Merger Closing Date we closed on $475,000 of the Financing (which amounts were advanced by us to Rightscorp Delaware prior to the Merger Closing Date) and Hartford, directly or through its associates, agreed to purchase an additional $1,575,000 in common stock and warrants from us within 14 months from the Closing Date. As of the date of this prospectus, we have yet to receive $375,000 of the $1,575,000, which includes a $21,000 increase to the total amount agreed to be purchased.

Effective on the Merger Closing Date, pursuant to the Merger Agreement, Rightscorp Delaware became our wholly owned subsidiary. The acquisition of Rightscorp Delaware is treated as a reverse acquisition (the “Reverse Acquisition”), and the business of Rightscorp Delaware became our business. At the time of the Reverse Acquisition, Stevia was not engaged in any significant active business.

Rightscorp Delaware is a Delaware corporation formed on January 20, 2011.

We are a technology company and have a patent-pending, proprietary method for collecting payments from illegal downloaders of copyrighted content via notifications sent to their internet service providers (ISPs).

Our principal office is located at 3100 Donald Douglas Loop North, Santa Monica, CA 90405. Our telephone number is (310) 751-7510. Our website address is www.rightscorp.com.

Overview

We protect copyright holders’ rights by seeking to assure they get paid for their copyrighted IP. We offer and sell a service to copyright owners under which copyright owners retain us to identify and collect settlement payments from Internet users who have infringed on their copyrights. After we have received an order from a client, our software monitors the global P2P file sharing networks to detect illegally distributed digital media. The technology sends automated notices of the infringing activity to ISPs and the ISP forwards these notices, which contain settlement offers, to their infringing customers. The notice to ISPs and settlement offers identify the date, time, title of copyrighted intellectual property and other specific technology identifiers to confirm the infringement by the ISPs customer. Infringers who accept our settlement offers then remit payment to us for the copyright infringement and we share the payments with the copyright owners.

We generate revenues by retaining a portion of the settlement payments we receive from copyright infringers. Our customers, the copyright holders, benefit from our service as we share a portion of the settlement with them. This helps them recapture the revenues they lost when their copyrighted material was illegally copied and distributed. Current customers include, but are not limited to BMG Rights Management, Round Hill Music, Shapiro/Bernstein and The Orchard. We have successfully obtained settlement payments from more than 130,000 individual cases of copyright infringement. To date, we have closed infringements and received settlement payments from subscribers on more than 150 ISPs including five of the top 10 US ISPs. We believe ISPs that participate with us and our clients by forwarding notices of infringement achieve compliance with the Digital Millennium Copyright Act (or DMCA), as discussed below. Conversely, we believe that companies that do not participate and do not have a policy for terminating repeat infringers fail to comply with the DMCA, which may result in liability for them.

Dependence on Major Customers

In 2012, our contract with BMG Rights Management accounted for approximately 36% of our sales. For the twelve months ended December 31, 2013, our contract with BMG Rights Management accounted for approximately 25% of our sales, and our contract with Warner Brothers accounted for 7% of our sales. For the nine months ended September 30, 2014, our contract with BMG Rights Management accounted for approximately 77% of our sales, and our contract with Warner Brothers accounted for 12% of our sales. Our standard contract with customers is for an initial one-year term, which renews automatically for successive one-month terms, unless either party terminates upon 30 days’ written notice to the other party.

Legal Framework

The challenge for copyright owners is that the legal framework now in place requires the copyright owner to monitor and notice and document each individual act of infringement against the copyright owner in order to protect its rights. We believe the content business views this as an insurmountable and costly task. As described above, our Rightscorp software provides a solution by monitoring the global P2P file sharing networks to detect illegally distributed digital media.

ISP Safe Harbor

Courts have found businesses that have been involved in contributing to copyright infringement liable for damages. In Fonovisa vs. Cherry Auction, a swap meet run by Cherry Auction was held liable to Fonovisa (the copyright owner) for damages. As the Court observed, “it would be difficult for the infringing activity to take place in the massive quantities alleged without the support services provided by the swap meet, including the provision of space, utilities, parking, advertising, plumbing and customer service”.

Section 512(i) of the DMCA provides a conditional safe harbor protection from such third party liability. It states as follows:

●	(i) Conditions for Eligibility

(1) Accommodation of technology - The limitations on liability established by this section shall apply to a service provider only if the service provider:

(A) has adopted and reasonably implemented, and informs subscribers and account holders of the service provider’s system or network of, a policy that provides for the termination in appropriate circumstances of subscribers and account holders of the service provider’s system or network who are repeat infringers; and

(B) accommodates and does not interfere with standard technical measures.

Thus, under federal law, ISPs are only eligible for “Safe Harbor” protection from vicarious liability from their subscribers’ copyright infringements if they have “reasonably implemented a policy that provides for the termination of subscribers who are repeat infringers.” Thus, we believe that ISPs have no liability for their role in copyright infringement on P2P networks until the copyright owner sends them a notice of a repeat infringer. In accordance with the DMCA, we have developed a technology and a process for identifying repeat infringers, documenting infringements and sending ISPs notice of repeat infringement and monitoring the termination, or lack thereof, of repeat infringers. As there is no case law regarding this “Safe Harbor” provision, ISPs’ interpretations of their responsibilities vary. We have utilized this Safe Harbor provision to obtain various levels of cooperation from ISPs, which in many cases include the forwarding of our notices and the termination of repeat infringers who do not accept our settlement offers. To qualify for the “Safe Harbor” protection, ISPs have an incentive to forward our notices and terminate repeat infringers, and infringers in turn have an incentive to accept our settlement offers, so as to avoid termination of services from the ISPs.

Digital Copyrights & Piracy Background

In 1999, Shawn Fanning, an 18 year old college student, changed the music industry with his creation of a digital file sharing program called Napster, a software program that allowed computer users to share and swap files, specifically music, through a centralized file server. By the spring of 2000, Napster had several hundred thousand users and by February 2001 had grown to over 50 million users.

In September 2013, Netnames, a market research and consultancy firm, reported that P2P traffic that infringes on copyrights had become 24% of all internet traffic (not including traffic that infringes on pornographic copyrights). In other words, 24% of all Internet traffic was at the time made up of illegal downloading and distribution of mainstream, high-quality movies, music, games, and software. The report states that “worldwide, 432 million unique internet users explicitly sought infringing content during January 2013. Despite some discrete instances of success in limiting infringement, the piracy universe not only persists in attracting more users year on year but hungrily consumes increasing amounts of bandwidth.”

In three key regions (North America, Europe, and Asia-Pacific), the absolute amount of bandwidth consumed by the infringing use of BitTorrent comprised 6,692 petabytes of data in 2013, an increase of 244.9% from 2011.

In the same three regions, infringing use of BitTorrent in January 2013 accounted for:

178.7 million unique internet users, an increase of 23.6% from November 2011; and

7.4 billion page views, an increase of 30.6% from November 2011.

According to the Global Internet Phenomena Report in Sandvine, 1H 2014, P2P file sharing accounted for approximately 27% of all North American upstream Internet traffic.

Enacted in 1997, The Digital Millennium Copyright Act (or DMCA) heightened the penalties for copyright infringement on the Internet and established the eligibility for Safe Harbor from liability of the providers of on-line services for copyright infringement by their users.

To combat online copyright infringement, the media industry and their partners have spent extraordinary amounts of money and resources searching for a technology breakthrough to protect copyrighted works. These technologies have often referred to as Digital Rights Management (or DRM). DRM technologies attempt to prevent digital music player technology from allowing reproduction. DRM suffers from the inherent problem that if a reasonably technologically savvy person can listen to a music file, he can find a way to make a copy that does not have the DRM technology. These efforts failed to stem the tide of illegal downloading, and the industry turned to aggressive litigation tactics. Notwithstanding the continued efforts of the media industry, including the use of DRM technologies, many popular TV and film properties are available in high quality online soon after release and in some cases prior to release. Thus, we do not believe that DRM technologies will be able to prevent widespread unauthorized use of copyrighted content.

Beginning in 2002, the Recording Industry Association of America (or RIAA), the trade group that represents the U.S. Music Industry, filed the first lawsuits against individuals who were suspected of illegally downloading music. By October 2008, RIAA had filed 30,000 lawsuits against individual downloaders. As of February 2012, most of the 30,000 cases settled out of court for between $3,000 and $5,000, two cases have been tried. Jamie Thomas received a judgment for $1.5m for distributing 24 songs and Joel Tenenbaum received a judgment for $675,000 for downloading and distributing 31 songs.

Even with 30,000 lawsuits filed and millions of dollars collected, P2P traffic had still grown worldwide to represent more than 40% of all consumer Internet traffic in 2008. Then in December 2008, the RIAA announced that it would stop suing individual infringers.

The P2P Landscape

The P2P landscape has several distinct areas: protocols, networks, access tools, software businesses, open source developers, indexing and search sites and dark businesses.

The most popular access tool is BitTorrent in the U.S. (uTorrent, Vuze, Frostwire).

We believe the reason P2P is such a persistent and a prominent feature of the Internet is that it requires only a relatively small number of individual, voluntary users anywhere in the world for its existence. It requires no financing or fixed infrastructure to exist. The protocols are open specifications that any computer programmer can obtain and read to develop software for interacting with the different P2P networks. There are free access tools available for all networks. The networks are simply a collection of users who have downloaded and installed one of the many free access tools. There are operating companies like BitTorrent, Inc. that market and sell the BitTorrent software.

A user downloads BitTorrent software or any number of other free BitTorrent clients, installs it on his computer, and searches for content on Google. The user simply types any artists’ name or the name of any movie or software followed by the word “torrent” into Google. For instance after entering “Adele Torrent” into Google, millions of web pages offering her music for free will be listed. The user selects the version they want from the web page link.

Once a file has been requested and starts to download, the downloading computer also starts to upload pieces of the file to the network. In the P2P world, essentially, everyone is an uploader. On BitTorrent, once the “downloader” has obtained enough of the file, the computer becomes an uploader.

Then, the BitTorrent website explains what happens next, including the encouragement to assist in distributing content:

“When BitTorrent finishes downloading a file, the bar becomes solid green and the newly downloaded file becomes a new ’seed’ --a complete version of the file. It will continue to seed the file to other interested users until you tell it not to by pausing it or removing the torrent from your queue. The more clients that seed the file, the easier it is for everyone to download it. So, if you can, please continue to seed the file for others by keeping it in your queue for a while at least.”

Additionally, BitTorrent Private host/tracker sites such as Demonoid operate like public ones except that they restrict access to registered users and keep track of the amount of data each user uploads and downloads, in an attempt to reduce leeching.

BitTorrent search engines allow the discovery of torrent files that are hosted and tracked on other sites; examples include Kick Ass Torrents, Torrentz, The Pirate Bay, Eztorrent and isoHunt. These sites allow the user to ask for content meeting specific criteria (such as containing a given word or phrase) and retrieve a list of links to torrent files matching those criteria.

In 2008, it was revealed that just one BitTorrent hosting/tracker site was making $4 million a year on advertising. The USC-Annenberg Innovation Lab released a study in January 2012 that found many Internet ad networks profiting from piracy with Google #2 in the list. We believe P2P continues for several reasons:

●	It does not require any central organization that can be threatened or stopped;

●	What centralization does exist can be located in offshore domiciles that do not respect international intellectual property;

●	In the U.S., ISPs cannot monitor (and hence interrupt) specific portions of their customers’ traffic without a warrant;

●	In the U.S., ISPs have no liability for failing to suspend or terminate subscribers who are repeatedly distributing copyrighted content unless the copyright owner has sent them notice of repeated infringement; and

●	Until we developed our software, there had been no scalable technology capable of identifying repeat infringers, recording infringements and sending notices of repeated infringement.

While this extraordinary proliferation of the use of the Internet has facilitated the ease of illegally sharing all digitized content, the exchange of music files via P2P sharing sites vastly exceeds all other areas of the entertainment consumption on a per-unit basis. Accordingly, we believe an expectation has been interwoven into the current generation of Internet users, which content is and should be free.

Industry Losses Due To Piracy

The US home video industry generated approximately $18.2B in sales in 2013, down from $25B in 2006. This includes Netflix, Amazon, Blu-ray, DVD, PPV and VOD. Recorded music sales were $7B in 2013 down from $12B in 2000, including streaming revenues as well as iTunes and CDs. From 2012 to 2013, US sales of digital music tracks declined 6% and sales of CDs and digital albums declined 8% year over year. According to the US Bureau of Labor Statistics, people marking their occupation as musician decreased 22% from 53,940 in 2002 to 42,100 in 2012.

Our Service & How it Works

We have developed a technology that we sell as a service to copyright owners to collect settlement payments from consumers who have illegally downloaded copyrighted content. We are selling our services into the untapped market for monetizing billions of copyright violations worldwide.

Our technology system monitors the global P2P file sharing networks and sends via email to ISPs notifications of copyright infringement by the ISPs’ customers with date, time, copyright title and other specific technology identifiers. Each notice also includes a settlement offer. We pay the copyright owner a percentage of these settlements. By accepting our settlement offers, infringers avoid potential legal action by the copyright holders. Our service provides ISPs a no-cost compliance tool for reducing repeat infringement on their network.

Under our business model, the copyright owner signs a simple agreement authorizing us to monitor the P2P networks and collect settlement payments on its behalf. With respect to music, every mp3 file that is downloaded has at least two copyrights, a sound recording copyright and a publishing copyright. The publishing copyright is the right to use the song and is separate from the sound recording copyright which includes the right to place the song in a movie, re-record the song, or print the lyrics and melody on sheet music. Under U.S. copyright law, each copyright owner has the exclusive right to copy and distribute their respective copyrights. If someone uses “file sharing” software to “share” a specific song, they are violating the copyright owner’s exclusive right of copying and distribution, and they have incurred a potential civil liability.

Our technology monitors the Internet all of the time looking for infringements. When it detects an infringement, we receive the following data:

●	Date and Time of infringement;

●	Filename;

●	ISP Name;

●	IP Address; and

●	Additional information related to our trade secrets.

We send this data to the ISP in an automated computer format. The ISP is expected to send our communication to their subscriber. This notice is sent to the customer by its ISP, so it is clearly not “spam”.

We have written, designed and we own the technology for:

●	listening to the P2P networks and finding infringements;

●	sending the DMCA notices; and

●	receiving payments.

The user who receives the notice reads that they could be liable for $150,000 in damages, but if they click on the link supplied, they can enter a credit card and they can will settle the matter between them and the copyright owner for $20 per infringement. Repeat infringers are put on a list sent weekly to ISPs demanding that their service be terminated pursuant to 17 USC 512 (i). Once the user makes the settlement payment, they are removed from the list. If subscribers have had their service terminated, and have since settled their open infringement cases with us, their ISP is notified immediately so service can be restored.

Once we receive the settlement amount, we split the payment half/half with the copyright owner, less certain costs. Most infringers receive and settle multiple infringement notices.

Our current technology can send tens of millions of notices per month. We can quickly scale this system to send hundreds of millions notices per month.

We provide a free compliance solution to ISPs to reduce their third-party liability for repeat copyright infringements occurring on their network. Every U.S. ISP has a Rightscorp web page “dashboard” that they can log into and in real-time see each subscriber account that is infringing copyright by copyright. The dashboard also displays the history of the repeat infringers on their network and gives them immediate feedback on those that have settled their cases with the copyright holder.

We provide a free solution to every copyright holder. Every copyright holder who has retained us has a Rightscorp web page “dashboard” that they can log into and in real-time see each ISP subscriber account that is infringing copyright by copyright. The dashboard also displays the history of the repeat infringers on each ISPs network and gives them immediate feedback on infringers who have settled their cases with the copyright holder and those that continue to infringe after their ISP having received notice.

Similar to an anti-virus software company, where new a virus appears and an anti-virus software has to investigate the new virus and update their software to address the new virus, we must update our software when new P2P technologies appear. For example, when we launched in 2011, Limewire, also known as Gnutella, was the dominant P2P platform for music piracy. In less than twelve months the dominant platform for music piracy shifted to BitTorrent. As a result, to maintain the efficacy of our software, we were required to write new software. We will seek to stay abreast of similar future changes. We cannot be certain of the cost and time that will be required to adapt to new peer-to-peer technologies.

Product Roadmap

Our “next generation” technology is called Scalable Copyright. Its implementation will require the agreement of the ISPs. We have had discussions with multiple ISPs about implementing Scalable Copyright, and intend to intensify those efforts. In the Scalable Copyright system, subscribers receive each notice directly in their browser. Single notices can be read and bypassed similar to the way a software license agreement works. Once the internet account receives a certain number of notices over a certain time period, the screen cannot be bypassed until the settlement payment is received. ISPs have the technology to display our notices in subscribers’ browsers in this manner. We provide the data at no charge to the ISPs. With Scalable Copyright, ISPs will be able to greatly reduce their third-party liability and the music and home video industries will be able to return to growth along with the internet advertising and broadband subscriber industries.

Sales and Marketing

Our sales process involves seeking to acquire more rights to monitor and collect settlements for infringements on specific copyrights. As we acquire more rights and incorporate them into our system, our revenues increase. For example, there are 26 million songs and other copyrighted works on Apple iTunes, all of which are rights that can potentially generate revenue for our company. We are approaching copyright holders in the music publishing, recorded music, motion picture, television, eBook publishing, video game, software and mobile application industries. We have the greatest penetration within the music publishing space where we are in significant discussions with the majority of major copyright holders.

We are penetrating the music, motion picture, and software industry through our extensive personal contacts, referral partners and industry conferences. Christopher Sabec, our CEO, has been a successful entertainment executive and artist manager. In the music space, we attend conferences such as MIDEM, Musexpo, and the National Music Publishing Association’s Annual Meeting where we have an opportunity to meet with industry decision makers. For 2014 and 2015, we have identified the top 100 key decision makers and gatekeepers in the music publishing, recorded music, motion picture, eBook publishing industries. We reach out to these decision makers directly or through referral partners who make introductions. In some cases these referral partners may receive some compensation.

We are in discussions with multiple industry-wide trade groups in the music and eBook space. Our goal is to get industry-wide adoption through these trade groups.

We believe our value proposition is unique and attractive -- rather than asking copyright holders to pay us, we pay copyright holders. The decision-maker is faced with a large amount of conflicting information surrounding the topic of peer-to-peer piracy. Our sales cycle is about communicating the following information to the decision-makers within a rights holding organization:

●	U.S. ISPs have a safe harbor that is conditional on terminating repeat copyright infringers.

●	Rightscorp has the technology to identify these repeat infringers.

●	ISPs either need to work with copyright holders to reduce repeat infringers identified by Rightscorp or face significant liability.

●	Without real sanctions, subscribers will largely ignore notices and continue to violate copyright law.

●	Graduated-response style interdiction is too costly to scale to any significant portion of total infringements and yields little or no results.

●	Due to the structure of the Internet, copyright cannot be enforced without participation of the ISPs.

●	ISPs have no incentive to participate in any meaningful way without copyright holders sending them notices.

●	The cost to send a meaningful amount of notices is prohibitive without our system.

●	Rightscorp, Inc. pays copyright holders while educating infringers that peer-to-peer file-sharing of their products is a violation of U.S. Federal law.

●	Our system provides due process through warnings with escalating sanctions that can resolve large numbers of copyright violations.

●	Peer-to-peer networks do not require search engines. A small percentage of requests for content originate from Google or Bing searches. We believe that attempts to get search engines to block links and sites will have no effect on piracy.

Growth Strategy

We have several “touch points” in our revenue model where we seek to increase revenues.

1.	By adding more copyrights we seek to detect infringements of, which increases the number of notices we send;

2.	By increasing the number of ISPs who acknowledge our notices;

3.	By increasing the number of notices that each ISP confirms and forwards;

4.	By compelling the ISP to improve “throughput” processes. This may involve ISPs calling subscribers. Our goal is to get ISPs to deploy “re-direct” screens similar to the screen a hotel guest sees when he first uses the Internet in a hotel room. A repeat infringer would be redirected to the Rightscorp payment page and would be unable to browse the Internet until they have settled;

5.	By increasing response rates (the number of subscribers who have received notices and agree to settle). We may seek to do this through public relations, through examples in the press of infringers who were sued by copyright owners, by improving the educational and motivational aspects of the notice, web site and payment process and by having ISPs terminate repeat infringers until they settle;

6.	By sending non-compliant ISPs weekly termination demands to terminate service to non-responding repeat infringers pursuant to 17 USC 512 (i); and

7.	By giving copyright holders who wish to litigate the highest quality litigation support data that includes the history of the subscriber’s ISP being sent notices while they continue to violate copyright law.

We believe that if we are successful in our combined use of these strategies our revenues and margins could potentially increase exponentially.

Intellectual Property

We have 29 patents pending worldwide for our proprietary system of detecting and seeking settlement payments for repeat copyright infringers. The patent applications were filed between May 9, 2011 and July 11, 2014 and they are in process as detailed below. The pending applications include 24 patent applications in countries such as Australia, Brazil, Canada, China, India, Israel, Japan and the European Union, as well 5 US patent applications. The 5 US patent applications include patent applications 13/437,756 and 13/485,178, which contain the methods for identifying repeat infringers that we believe will create a significant barrier to entry for anyone attempting to market a scalable copyright monetization system in the peer-to-peer (P2P) space. U.S. patent application 13/103,795 includes using peer-to-peer infringement data to sell legitimate product to infringers.

Country	Status	Application Number	Filing Date	Title

US	Pending	13/103,795	May 9, 2011	System and Method for Determining Copyright Infringement and Collecting Royalties Therefor

US	Pending	61/774,107	March 7, 2013	Print Anti-Piracy Campaign

US	Published	13/437,756	April 2, 2012	System to Identify Multiple Copyright Infringements

US	Published	13/485,178	May 31, 2012	System to Identify Multiple Copyright Infringements and Collecting Royalties

WO	Published	PCT/US12/31894	April 2, 2012	System to Identify Multiple Copyright Infringements

WO	Published	US12/40234	May 31, 2012	System to Identify Multiple Copyright Infringements and Collecting Royalties

US	Published	13/594,596	August 24, 2012	System to Identify Multiple Copyright Infringements

WO	Published	US12/52325	August 24, 2012	System to Identify Multiple Copyright Infringements

We are not aware of when, if at all, any of the above referenced applications will be granted.

We plan to register trademarks for Rightscorp and Scalable Copyright.

Our software is copyrighted and contains trade secrets.

Competition

We potentially compete with companies in the copyright monetization space.

The copyright monetization space is comprised of companies focused on new digital technologies, as well as existing established copyright monetization companies and societies. Examples of other pure-play digital copyright monetization companies are Soundexchange and TuneSat.

TuneSat monitors hundreds of TV channels and millions of websites around the world, helping copyright holders collect millions of dollars that would otherwise have been lost. They are not focused on the peer-to-peer space.

Soundexchange helps artists and copyright holders get compensated when their work is broadcast by non-interactive digital radio. Soundexchange has collected in excess of $1.5 billion annually.

Companies in the multi-billion dollar legacy copyright monetization space include ASCAP, BMI, SESAC and the Harry Fox Agency.

There are several companies in the anti-piracy space. Most of these companies specialize in litigation support. It would be a conflict of interest for them to be in the litigation support and settlement business. MarkMonitor (formerly DtecNet) currently provide the data to the RIAA that the RIAA uses for monitoring P2P activity on a fee for service business model. Irdeto also provides litigation support on a fee for service business model.

Other competitors use aggressive litigation that drives settlement through threats of costly lawsuits, which we believe is not a scalable model. Our only direct competitor, Copyright Enforcement Group, started sending expensive but automated settlement notices in January 2012. We are the only company that we are aware of that uses proprietary technology to detect repeat infringers and therefore we believe that we are the only company to have legal leverage with ISPs, compelling the ISP to deliver settlement notices by leveraging the DMCA. At this time we believe that Copyright Enforcement Group’s close ties with the pornography industry reduce their competitive threat to us. We do not send notices related to pornographic content.

We are seeking to build and maintain our competitive advantage in four ways:

●	First, we build and maintain competitive advantage by being first to market in the U.S. and by aggressively closing contracts to represent copyrighted intellectual property;

●	Second, we will maintain our advantage by building on our relationships with the ISPs. We will attend and speak at strategic trade shows to develop greater awareness of the ISPs’ liability and our no-cost solution to help them mitigate that liability. We will educate industry analysts who follow the ISPs that are public companies as to the significant liability that ISPs have;

●	Third, we have filed 29 full and provisional patents; and

●	Fourth, by developing a reputation of being a quality solution provider with copyright holders, developers of copyrighted intellectual property and ISPs we will develop and maintain a leadership position as a leading service provider.

Additionally, we send correspondence to the ISPs from time to time and as necessary to advise them that certain infringements have not ceased and that they should adopt, reasonably implement, and inform their subscribers and account holders of a policy that provides for the termination in appropriate circumstances of subscribers and account holders of their system or networks who are repeat infringers. In addition, we advise these ISP’s of certain liabilities that they may incur should they not change their practices.

Certain other companies that may potentially compete with us, such as MarkMonitor and Irdeto (which provide certain “brand protection” and similar services) have greater financial resources and longer operating histories than us. It is possible that they may develop and offer services more directly competitive to ours, by developing and offering new methods of copyright monetization or anti-piracy technology that could take market share from us.

We have not had any discussions regarding streaming service affecting our business. Data traffic used for filesharing in North America grew from 674 PB a month in 2010 to 801 PB a month 2013 and is forecast to grow between now and 2018 as shown in the table below.

Table 11.      Global Consumer File-Sharing Traffic, 2010-2015

	2010	2011	2012
By Network (PB per Month)
Fixed	4,943	5,967	7,188
Mobile	25	49	88
By Sub-Segment (PB per Month)
P2P file transfer	4,051	4,659	5,315
Other file transfer	917	1,357	1,961
By Geography (PB per Month)
North America	674	785	919
Western Europe	1,424	1,609	1,814
Asia Pacific	2,206	2,764	3,448
Japan	201	235	275
Latin America	162	210	261
Central and Eastern Europe	264	363	495
Middle East and Africa	38	49	64
Total (PB per Month)
Consumer file sharing	4,968	6,017	7,277

Source: Cisco VNI, 2011

http://tmfassociates.com/blog/wp-content/uploads/2013/02/Cisco-mobile-VNI-Feb-2011.pdf

http://www.ciscovni.com/forecast-widget/advanced.html

Employees

As of the date of this prospectus, we had 15 employees, 14 of whom are full time.

Research and Development

We did not spend any funds on research and development during fiscal years ended December 31, 2013 or 2012, or from the period beginning January 1, 2014 to September 30, 2014.

DESCRIPTION OF PROPERTY

We are headquartered in Santa Monica, CA, and maintain a 1,500 sq. ft. office in Los Angeles, CA. We lease our facilities month-to-month basis at a fixed rate of $2,600 per month.

LEGAL PROCEEDINGS

We are not involved in any legal proceedings that management believes may have a material adverse effect on our business, financial condition, operations, cash flows, or prospects.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Rightscorp, Inc. (the “Company”, “we”, “us” or “our”) for the nine months ended September 30, 2014 and 2013 and for the fiscal year ended December 31, 2013, should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this prospectus. This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors and Business sections. Words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

Overview

Our company was organized under the laws of the State of Nevada on April 9, 2010, and our fiscal year end is December 31. Our company is the parent company of Rightscorp Delaware, a corporation formed on January 20, 2011. The acquisition of Rightscorp Delaware was treated as a reverse acquisition, and the business of Rightscorp Delaware became the business of our company.

We have developed products and intellectual property rights relating to policing copyright infringement on the Internet. We are dedicated to the vision that digital creative works should be protected economically so that the next generation of great music, movies, video games and software can be made and their creators can prosper. We have a patent-pending, proprietary method for solving copyright infringement by collecting payments from illegal downloaders via notifications sent to their ISPs.

Results of Operations

Three Months ended September 30, 2014 Compared to the Three Months ended September 30, 2013

We generated revenues of $248,387 during the three months ended September 30, 2014, an increase of $183,438 or 282% as compared to $64,949 for the three months ended September 30, 2013. This increase in revenue was driven by an increase in the number of copyrights ingested into our system for which we have contracts to detect infringements of, from approximately 21,000 on September 30, 2013 to approximately 100,000 on September 30, 2014.

We incurred operating expenses of $1,069,168 during the three months ended September 30, 2014, an increase of $557,940 as compared to $511,228 for the three months ended September 30, 2013. We pay copyright holders a percentage of the revenue we collect. This increase was due to increased payroll expenses and fees paid to copyright holders in the period. General and administrative expenses were $913,151 for the three months ended September 30, 2014, compared to $445,502 for the three months ended September 30, 2013, an increase of $467,649 due to increased wages expenses, professional and investment banking fees, and travel and other expenses related to securing financing. Sales and marketing costs were $16,872 for the three months ended September 30, 2014 compared to $25,242 for the three months ended September 30, 2013, a decrease of $8,370. Depreciation and amortization expenses were $14,951 during the three months ended September 30, 2014, an increase of $6,941, as compared to $8,010 for the three months ended September 30, 2013.

Interest expense totaled $5,009 during the three months ended September 30, 2014, a decrease of $67,510 from the three months ended September 30, 2013, due to decreased interest owed on convertible notes used to finance our operations. We had a loss on derivative liability of $238,401 during the three months ended September 30, 2014. We also had a gain on settlement of $169,950 during the three months ended September 30, 2014.

As a result of the foregoing, during the three months ended September 30, 2014, we recorded a net loss of $894,241 compared to $518,798 for the three months ended September 30, 2013.

Nine months ended September 30, 2014 Compared to the Nine months ended September 30, 2013

We generated revenues of $688,801 during the nine months ended September 30, 2014, an increase of $521,926 or 313% as compared to $166,875 for the nine months ended September 30, 2013. This increase in revenue was driven by an increase in the number of copyrights ingested into our system for which we have contracts to detect infringements of, from approximately 21,000 on September 30, 2013 to approximately 100,000 on September 30, 2014.

We incurred operating expenses of $2,893,637 during the nine months ended September 30, 2014, an increase of $1,625,325, as compared to $1,268,312 for the nine months ended September 30, 2013. We pay copyright holders a percentage of the revenue we collect. This increase was due to increased payroll expenses and fees paid to copyright holders in the period. General and administrative expenses were $2,437,500 for the nine months ended September 30, 2014, compared to $1,093,363 for the nine months ended September 30, 2013, an increase of $1,344,137 due to increased wages expenses, professional and investment banking fees, and travel and other expenses related to securing financing. Sales and marketing costs were $344,401 for the nine months ended September 30, 2014 compared to $83,437 for the nine months ended September 30, 2013, an increase of $260,966 due to increased presence at industry conferences to meet potential clients. Depreciation and amortization expenses were $39,308 during the nine months ended September 30, 2014, an increase of $15,756, as compared to $23,552 for the nine months ended September 30, 2013.

Interest expense totaled $26,235 during the nine months ended September 30, 2014, a decrease of $186,421 from the nine months ended September 30, 2013, due to decreased interest owed on convertible notes used to finance our operations. We had a loss on derivative liability of $238,401 during the nine months ended September 30, 2014. We also had a gain on settlement of $169,950 during the nine months ended September 30, 2014.

As a result of the foregoing, during the nine months ended September 30, 2014, we recorded a net loss of $2,299,522 compared to $1,314,093 for the nine months ended September 30, 2013.

Year ended December 31, 2013 Compared to the Year ended December 31, 2012

We generated revenues of $324,016 during the year ended December 31, 2013, an increase of $227,451 or 236% as compared to $96,565 for the year ended December 31, 2012. This increase in revenue was driven by an increase in the number of copyrights for which we have contracts to detect infringements of, from approximately 12,000 on December 31, 2012 to approximately 30,000 on December 31, 2013.

We incurred operating expenses of $2,134,843 during the year ended December 31, 2013, an increase of $963,121, as compared to $1,171,722 for the year ended December 31, 2012. We pay copyright holders a percentage of the revenue we collect. This increase was due to increased fees paid to copyright holders in the period. General and administrative expenses were $1,663,921 for the period ended December 31, 2013, compared to $1,028,438 for the year ended December 31, 2012, an increase of $635,483 due to increased patent costs and travel and other expenses related to securing financing. Sales and marketing costs were $275,616 for the period ended December 31, 2013 compared to $69,614 for the year ended December 31, 2012, an increase of $206,002 due to increased presence at industry conferences to meet potential clients. Depreciation and amortization expenses were $33,438 during the year ended December 31, 2013, an increase of $8,791, as compared to $24,647 for the year ended December 31, 2012.

Other expense totaled $231,952 during the year ended December 31, 2013, an increase of $107,786 from the year ended December 31, 2012, due to interest owed on convertible notes used to finance our operations.

As a result of the foregoing, during the year ended December 31, 2013, we recorded a net loss of $2,042,779 compared to $1,199,323 for the year ended December 31, 2012.

Liquidity and Capital Resources

As of September 30, 2014 we had cash and equivalents of $2,646,388, which we estimate will be sufficient to sustain our operations for four months. We expect that we will require an additional $1,800,000 to operate the Company over the next 12 months. We anticipate that $375,000 in needed capital will come from the remaining $375,000 available from the $2.0 million financing transaction entered into with Hartford Equity, Inc. Our revenues continue to increase, which generate cash flow reducing the need for financing. It is possible that the Company could become cash flow positive from operations in 2014 no longer requiring financing to offset negative cash flows.

Our current cash requirements are significant based upon our plan to develop our intellectual property and grow our business. Beyond the financing transactions entered into with Hartford Equity Inc. and Seaside 88, we may in the future use debt and equity financing to fund operations, as we look to expand and fund development of our products and services and changes in our operating plans, increased expenses, acquisitions, or other events, may cause us to seek additional financing sooner than anticipated. There are no assurances that we will be able to raise such required working capital on favorable terms, or that such working capital will be available on any terms when needed. The terms of such additional financing may result in substantial dilution to existing shareholders. Any failure to secure additional financing may force the Company to modify its business plan. In addition, we cannot be assured of profitability in the future.

We had cash and equivalents of $2,646,388 and $36,331 at September 30, 2014 and December 31, 2013, respectively.

Operating Activities

During the nine months ended September 30, 2014, we used $1,909,825 of cash in operating activities. Non-cash adjustments included $39,308 related to the depreciation and amortization, $374,246 for common stock issued for services, $3,446 for warrants and options issued to employees, $10,891 related to amortization of discount on convertible debt, and net changes in operating assets and liabilities of $213,067.

During the nine months ended September 30, 2013, we used $633,485 of cash in operating activities. Non-cash adjustments included $23,552 related to the depreciation and amortization, $74,324 for common stock issued for services, $91,947 warrants issued for services, $150,034 related to amortization of discount on convertible debt, and net changes in operating assets and liabilities of $340,751.

Investing Activities

During the nine months ended September 30, 2014, we acquired equipment in the aggregate amount of $76,505 related to office operations. During the nine months ended September 30, 2013, we acquired equipment in the aggregate amount of $8,699 related to office operations.

Financing Activities

Financing activities provided $4,592,941 to us during the nine months ended September 30, 2014. We received $1,961,573 in proceeds from common stock issued for cash, and $27,813 in proceeds from warrant conversion. During the nine months ended September 30, 2013, financing activities provided $754,980. We received $150,000 in proceeds from notes payable, $484,980 in proceeds from convertible notes, and $200,000 in proceeds from related party debt. We also used $80,000 to repay convertible notes.

Critical Accounting Policies and Estimates

Basis of Presentation

The financial statements included in this prospectus have been prepared using the basis of accounting generally accepted in the United States of America. The financial statements as of December 31, 2012 and for December 31, 2013, reflect all adjustments, which, in the opinion of management, are necessary to fairly state our company’s financial position and the results of our operations for the periods presented in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

We do not currently have any instruments requiring fair value accounting disclosures. Our financial instruments comprise the note payable, in which the carrying value approximates fair value due to their current maturities.

Cash and Cash Equivalents

We consider all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly- liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Revenue Recognition

We generate revenue from the sale of a service to copyright owners under which copyright owners retain us to identify and collect settlement payments from Internet users who have infringed on their copyrights. Revenue is recognized when an ISPs’ subscriber pays the fee.

Income Taxes

We utilize FASB ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

We generated a deferred tax asset through net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of our realization of the net operating loss carry forward prior to its expiration.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

Recent Accounting Pronouncements

There are no recently issued accounting pronouncements that we have yet to adopt that are expected to have a material effect on our financial position, results of operations, or cash flows.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Age	Title
Christopher Sabec	49	Chief Executive Officer and Director
Robert Steele	48	President, Chief Financial Officer, Chief Operating Officer, and Director
Brett Johnson	43	Chairman of the Board of Directors

On August 18, 2014, Christopher Sabec resigned as President and Robert Steele was appointed President of our company. On August 18, 2014, Brett Johnson was elected as Chairman of our board of directors.

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person’s principal occupation during the period, and the name and principal business of the organization by which he was employed.

Christopher Sabec

Mr. Sabec is a cofounder of Rightscorp Delaware and has served as its Chief Executive Officer since January 2011 (inception). From November of 2009 through December 2010, he served as a consultant for Pay Artists. From February to August of 2009, Mr. Sabec was the CEO of Plushy Feely Corp. In addition, he managed multiplatinum Hanson, helped launch Dave Matthews Band and licensed major label catalogues for online distribution. Mr. Sabec’s experience as Rightscorp Delaware’s founder and chief executive officer qualifies him to serve on our board of directors. Mr. Sabec is an experienced entertainment industry executive, entrepreneur and attorney with more than 25 years of business management experience, 21 years of global entertainment industry experience, and 15 years digital media experience.

Mr. Sabec has lectured at Stanford University and UC Berkeley Law Schools. Mr. Sabec has participated in 7 South by Southwest Music Conferences, 10 MIDEM Publishing Conferences, 3 Sundance Film Festivals, and 2 Cannes Film Festivals. In 1992, he received a Juris Doctor (cum laude) from University of Georgia School of Law and in 1988, received a Bachelor of Science in Foreign Service from Georgetown University School of Foreign Service. Mr. Sabec is a member of the California Bar Association.

Robert Steele

Mr. Steele is a cofounder of Rightscorp Delaware and has served as our Chief Financial Officer, and Chief Technology Officer since January 2011 (inception) and as our President since August 18, 2014. Mr. Steele has more than twenty years of experience as a technology entrepreneur. He designed and managed the development of our technology. He has seven years of experience as the CEO of two technology companies in the mobile and digital imaging space. From March 2007 to December 2010, Mr. Steele was President and CEO of Steele Consulting where he provided consulting services to various public and private companies in the media, entertainment, business process outsourcing and green technology space.

Mr. Steele received a Bachelor of Science in Electronic and Computer Engineering from George Mason University in 1988. Mr. Steele’s experience as our cofounder, President, Chief Financial Officer, Chief Operating Officer and Chief Technology Officer qualifies him to serve on our board of directors.

Brett Johnson

Brett Johnson was elected Director of Rightscorp Delaware in February 2013 and as the Chairman of our board of directors on August 18, 2014. Mr. Johnson is the CEO of Benevolent Capital Partners and Advisors (www.benevolentcapital.com), a private equity and consulting company with investments in real estate, manufacturing and consumer brands, including Octagon Partners, Enzymatics, TerraCycle, and ClearPlex. Since April 2013, Mr. Johnson has been the President and Chief Relationship Officer for Greenwood Hall (OTC: ELRN) an emerging cloud-based education management solutions provider that delivers end-to-end services for the entire student lifecycle (www.greenwoodhall.com). From 2010 to August 2012, Mr. Johnson was the CEO and President of Forward Industries (NASDAQ: FORD).

Mr. Johnson is a member of the board of directors of Blyth Inc. (NYSE: BTH). Blyth is a $1 billion direct to consumer sales company and leading designer and marketer of accessories for the home and health & wellness products. Mr. Johnson is a member of the Young Presidents Organization (YPO) and earned a bachelor’s degree from Brown University and an Executive Masters of Business Administration (EMBA) from Pepperdine University. Mr. Johnson is a member of the Board of Trustees for Choate Rosemary Hall and is a Senior Fellow in Entrepreneurship and a member of the Board of Visitors for the Graziadio School of Business at Pepperdine University. Mr. Johnson’s business experience qualifies him to serve on our board of directors.

Board Leadership Structure and Role in Risk Oversight

Our board of directors is primarily responsible for overseeing our risk management processes. The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board of directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Terms of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws and the provisions of the Nevada Revised Statutes. Our directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with our bylaws and the provisions of the Nevada Revised Statutes.

Our officers are appointed by our board of directors and serve at its pleasure.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

The board of directors acts as the Audit Committee and has no separate committees. We do not have an audit committee financial expert at this time because we have not been able to hire a qualified candidate.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of our company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge of our business. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our company.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid in respect of our principal executive officer and principal financial officer for the years ended December 31, 2014 and 2013. No other officer of Rightscorp Delaware received compensation in excess of $100,000 for either of Rightscorp Delaware’s last two completed fiscal years.

Name & Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Christopher Sabec	2014	261,875	(1)	-	-	-	-	-	-	261,875
Chief Executive Officer	2013	151,366		60,000	-	-	-	-	-	211,366

Robert Steele	2014	242,500	(2)	-	-	-	-	-	-	242,500
Chief Financial Officer	2013	159,983		60,000	-	-	-	-	-	219,983

(1)    Includes annual salary of $150,000, repayment of accrued salary of $43,125, and advance for 2015 of $68,750.

(2)    Includes annual salary of $150,000, repayment of accrued salary of $30,000, and advance for 2015 of $62,500.

Employment Agreements

We are not party to any employment agreements.

Potential Payments upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of our company. We currently have no employment agreements nor any compensatory plans or arrangements with any of our executive officers that may result from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control.

Outstanding Equity Awards at Fiscal Year-End

We had no outstanding equity awards as of December 31, 2014.

Director Compensation

Other than the five-year warrants to purchase 25,000 shares of common stock on February 4, 2013, with an exercise price of $0.25, issued to Mr. Johnson, none of our directors received any compensation for services as director during the year ended December 31, 2013. For services during the period January 1, 2014 to December 31, 2014 he received approximately $6,000 in cash.

Risk Management

We do not believe risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock beneficially owned based on 89,896,421 issued and outstanding shares of common stock as of the date of this prospectus by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Other than as described in the notes to the table, we believe that all persons named in the table have sole voting and investment power with respect to shares beneficially owned by them. All share ownership figures include shares issuable upon exercise of options or warrants exercisable within 60 days of the date of this prospectus, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person. Unless otherwise indicated below, beneficial ownership is calculated based on the 89,896,421 shares of common stock issued and outstanding stock as of the date of this prospectus.

Name and address	Shares of Common Stock	Percentage of Common Stock
Directors and Officers (1):
Christopher Sabec (2)	10,875,000	12.1%
Robert Steele	10,875,000	12.1%
Brett Johnson (3)	362,500	*
All Officers and Directors as a Group (3 persons)	22,112,500	24.6%

5% or Greater Beneficial Owners
AIGH Investment Partners, L. P. (4)	7,181,214	7.68%
Orin Hirschman (4)(5)	8,681,214	9.23%

* Less than one percent.

(1)        The address for each of the officer and directors is c/o Rightscorp, Inc., at 3100 Donald Douglas Loop North, Santa Monica, CA 90405.

(2)       Represents shares held by Christopher Sabec Revocable Trust dated February 17, 2011.

(3)       Represents 72,500 shares issuable upon exercise of warrants and 290,000 shares owned by BMJ Enterprises, which is owned by Mr. Johnson.

(4)        As set forth in a Schedule 13G filed September 30, 2014, includes 3,581,214 shares of our common stock currently issuable upon the exercise of warrants. Excludes 1,818,786 shares issuable pursuant to warrants which are not currently exercisable. Mr. Orin Hirschman is the Managing Member of AIGH Investment Partners, L. P.

(5)        As set forth in a Schedule 13G filed September 30, 2014, includes (a) shares owned beneficially by AIGH Investment Partners, L.P. and (b) 1,500,000 shares owned beneficially by AIGH Investment Partners, LLC (but excludes 2,250,000 shares issuable pursuant to warrants which are not currently exercisable), both of which are controlled by Mr. Hirschman.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Pursuant to the Merger Agreement, on the Merger Closing Date, we issued an aggregate of 22,040,000 shares of common stock to our officers and directors (or affiliates thereof), including 10,875,000 shares to Christopher Sabec, our Chief Executive Officer, 10,875,000 shares to Robert Steele our President, Chief Financial Officer, Chief Operating Officer, Chief Technology Officer and Director, and 290,000 to BMJ Enterprises, which is owned by Brett Johnson, one of our Directors, in exchange for the cancellation of their shares of common stock of Rightscorp Delaware.

Rightscorp Delaware issued to Brett Johnson, a director, five-year warrants to purchase 25,000 shares of common stock on February 4, 2013, with an exercise price of $0.25, exercisable on a cashless basis, for services as director.

Review, Approval or Ratification of Transactions with Related Persons

As we have not adopted a Code of Ethics, we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with our best interests.

Family Relationships

There are no family relationships between any of our former directors or executive officers and new directors or new executive officers. None of the new directors and executive officers were directors or executive officers of our company prior to the closing of the Reverse Acquisition, nor did any hold any position with us prior to the closing of the Reverse Acquisition, nor have been involved in any material proceeding adverse to us or any transactions with us or any of our directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Director Independence

Brett Johnson is an independent director. We evaluate independence by the standards for director independence established by Marketplace Rule 5605(a)(2) of the NASDAQ Stock Market, Inc.

Subject to some exceptions, this standard generally provides that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

DESCRIPTION OF CAPITAL STOCK

The following is a brief description of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified entirely by the terms of our articles of incorporation, or our certificate of incorporation, and our bylaws, copies of which have been filed with the SEC and are also available upon request from us, and by the Nevada Revised Statutes.

Authorized Capitalization

The authorized capital stock of our company consists of 260,000,000 shares of capital stock, consisting of 250,000,000 shares of common stock and 10,000,000 shares of preferred stock, none of which has been designated or issued.

Common Stock

As of the date of this prospectus, there were issued and outstanding 89,896,421 shares of common stock. Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable or convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities. Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive our assets on a pro rata basis which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the issued and outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is traded on the OTC QB under the symbol “RIHT.”

Warrants

We may issue warrants for the purchase of our common stock. We may issue warrants independently or together with shares of our common stock.

As of the date of this prospectus, there were issued and outstanding warrants to purchase 22,450,140 shares of common stock with a weighted average exercise price of $0.26 per share, including (i) warrants to purchase 16,392,000 shares issued to the subscribers in the September 2014 private placement at an exercise price of $0.25 per share and (ii) warrants to purchase an aggregate of 6,058,140 shares issued at exercise prices ranging from between $0.0862 and $0.75 per share.

Each warrant will entitle the holder to purchase for cash the principal amount of shares of our common stock at the applicable exercise price. Warrants may be exercised at any time up to the close of business on their expiration date. After the close of business on the expiration date, unexercised warrants will become void.

Indemnification of Directors and Officers

Pursuant to our Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of:

●	Up to 10,928,000 shares of our common stock sold in the September 2014 private placement; and

●	Up to 16,392,000 shares of our common stock subject to exercise of warrants issued to investors in the September 2014 private placement.

Pursuant to the Unit Subscription Agreement executed in connection with the September 2014 private placement, we are filing with the SEC this registration statement on Form S-1 under the Securities Act to register the resale of shares of common stock and such shares underlying the warrants by the selling stockholders. Pursuant to the Unit Subscription Agreement, we agreed to file additional registration statements, of which this prospectus forms a part, subject to certain time periods between these filings and limitations on the number of shares underlying warrants required to be registered by us in any single registration statement, until all of the shares issued or issuable under the warrants have been registered.

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered in the Offering” in the table below.

The table below has been prepared based upon the information furnished to us by the selling stockholders. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot provide an estimate as to the number of shares of common stock that will be held by the selling stockholders upon termination of the offering covered by this prospectus because the selling stockholders may offer some or all of their shares of common stock under this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares.

We have been advised, as noted in the footnotes in the table below, that certain of the selling stockholders are affiliates of a broker-dealer and/or underwriter. We have been advised that each of these selling stockholders acquired our common stock and the warrants issued in the September 2014 private placement in the ordinary course of business, not for resale, and that none of these selling stockholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.

The registration statement of which this prospectus forms a part includes the shares of common stock underlying the warrants held by certain persons who are employees or affiliates of a broker-dealer. The SEC has indicated that it is its position that any broker-dealer firm which is a selling stockholder is deemed an underwriter and therefore these firms and such associated persons may be deemed an underwriter with respect to the securities being sold by them.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the name of each selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

We have assumed all shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portions of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will be held by the selling stockholders upon the termination of the offering. The selling stockholders have agreed to certain restrictions on the transfer of their respective subscribed shares of common stock and additional shares underlying warrants purchased pursuant to the Subscription Agreement. These restrictions do not apply to any sales by the selling stockholder pursuant to this Registration Statement or any other effective registration statement. For more information on these restrictions on the selling stockholders, see “Plan of Distribution” in this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC. Each selling stockholder’s percentage of ownership of our outstanding shares in the table below, calculated as of the date of this prospectus, is based upon 89,896,421 shares of common stock issued and outstanding and as further adjusted to give effect to the offering as noted in the footnotes in the table below.

Selling Stockholder	Shares of Common Stock Owned Before this Offering	Shares of Common Stock Underlying Warrants Owned Before this Offering (1)	Shares of Common Stock Being Offered in this Offering	Shares of Common Owned Upon Completion of this Offering (2)	Percentage of Common Stock Outstanding Upon Completion of this Offering (3)
Aaron Martin	100,000	150,000	250,000	-	-
AIGH Investment Partners, LLC. (4)	1,500,000	2,250,000	3,750,000	-	-
AIGH Investment Partners, L.P. (5)	3,600,000	5,400,000	9,000,000	-	-
Akiva Wagschal	200,000	300,000	500,000	-	-
Alvin Hess	100,000	150,000	250,000	-	-
AME Capital Group, LLC. (6)	100,000	150,000	250,000	-	-
Andrew Milstein	300,000	450,000	750,000	-	-
Cam, Co (7)	400,000	600,000	1,000,000	-	-
Globis Capital Partners, L.P. (8)	760,000	1,140,000	1,900,000	-	-
Globis Overseas Funds, Ltd. (9)	240,000	360,000	600,000	-	-
Hershel Berkowitz	300,000	450,000	750,000	-	-
John Evans	730,112	150,000	250,000	631,112	*
Joshua Hirsch	200,000	300,000	500,000	-	-
Kerry Propper (10)	100,000	150,000	250,000	-	-
Leonard Sokolow (11)	200,000	150,000	250,000	100,000	*
Margus Ehatamm	120,000	180,000	300,000	-	-
Mazel D&K, Inc. (12)	200,000	300,000	500,000	-	-
Mel Mac Alt, LLC. (13)	100,000	150,000	250,000	-	-
MGS Inc. (14)	200,000	300,000	500,000	-	-
Naresh Nayak	108,000	132,000	220,000	20,000	*
Neha Nayak	100,000	150,000	250,000	-	-
Richard Grossman	400,000	600,000	1,000,000	-	-
Robert Hess	100,000	150,000	250,000	-	-
Samuel Nebenzahl	600,000	900,000	1,500,000	-	-
Shanteri Nayak	180,000	270,000	450,000	-	-
The Hewlett Fund	400,000	600,000	1,000,000	-	-
The Special Equities Group, LLC. (15)	300,000	450,000	750,000	-	-
Yitzchak Jacobovitz	40,000	60,000	100,000	-	-
Total	11,679,112	16,392,000	27,320,000	751,112	*

*        Represents less than 1%.

(1)	Represents shares of our common stock remaining issuable under warrants issued in the September 2014 private placement. Except for 1,818,786 warrants held by AIGH Investment Partners, L.P., and 2,250,000 warrants held by AIGH Investment Partners, LLC, which are not currently exercisable, the warrants are immediately exercisable.

(2)	Assumes that (i) all of the shares of common stock to be registered on the registration statement of which this prospectus is a part, including all shares of common stock underlying warrants held by the selling stockholders, are sold in the offering and (ii) that no other shares of common stock are acquired or sold by the selling stockholder prior to the completion of the offering. The selling stockholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144. To our knowledge, except pursuant to the Unit Subscription Agreement, there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering or otherwise.

(3)	Applicable percentage ownership is based on the sum of (i) 89,896,421 shares of common stock outstanding as of the date of this prospectus, and (ii) 16,392,000 shares of common stock as of the date of this prospectus issuable upon exercise of all of the outstanding warrants to purchase common stock issued in the September 2014 private placement held by the selling stockholders.

(4)	Orin Hirschman has voting rights and investment power over the securities owned by AIGH Investment Partners, LLC, as president. Includes 2,250,000 warrants which are not currently exercisable.

(5)	Orin Hirschman has voting rights and investment power over the securities owned by AIGH Investment Partners, L.P., as general partner. Includes 1,818,786 warrants which are not currently exercisable.

(6)	Avi Schron has voting rights and investment power over the securities owned by AME Capital Group, LLC, as managing member.

(7)	Charles Alpot has voting rights and investment power over the securities owned by Cam, Co., as general partner.

(8)	Paul Packer has voting rights and investment power over the securities owned by Globis Capital Partners, L.P., as managing member.

(9)	Paul Packer has voting rights and investment power over the securities owned by Globis Overseas Fund, Ltd., as director.

(10)	Kerry Propper is an affiliate of Chardan Capital Markets LLC, a broker-dealer. We have been advised that the shares of common stock and warrant purchased by Mr. Propper were purchased in the ordinary course of business and, at the time of purchase, there were no agreements or understandings, directly or indirectly, with any person to distribute such securities.

(11)	Leonard Sokolow is a registered representative with National Securities Corporation, a broker-dealer. We have been advised that the shares of common stock and warrant purchased by Mr. Propper were purchased in the ordinary course of business and, at the time of purchase, there were no agreements or understandings, directly or indirectly, with any person to distribute such securities.

(12)	Reuven Dessler has voting rights and investment power over the securities owned by Mazel D&K, Inc., as managing member.

(13)	Avi Schron has voting rights and investment power over the securities owned by Mel Mac Alt., LLC, as managing member.

(14)	Moske Spero has voting rights and investment power over the securities owned by MGS, Inc., as managing member.

(15)	Jon Schechter has voting rights and investment power over the securities owned by the Special Equities Group, LLC, as managing member. Mr. Schechter is an affiliate of Chardan Capital Markets LLC, a broker-dealer. We have been advised that the shares of common stock and warrant purchased by Mr. Schechter were purchased in the ordinary course of business and, at the time of purchase, there were no agreements or understandings, directly or indirectly, with any person to distribute such securities.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. This prospectus may also be used by transferees of the selling stockholders, including broker-dealers or other transferees who borrow or purchase the shares to settle or close out short sales of shares of common stock. Selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale or other transfer. We will not receive any of the proceeds from sales or transfers by the selling stockholders or any of their transferees.

We expect that the selling stockholders will sell their shares primarily through sales on the OTC QB or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. Sales may be made at fixed or negotiated prices, and may be effected by means of one or more of the following transactions, which may involve cross or block transactions:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales made after the date that this registration statement is declared effective by the SEC;

●	transactions in which broker-dealers may agree with one or more of the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through the distribution of common stock by any selling stockholder to its partners, members or stockholders;

●	any other method permitted pursuant to applicable law; and

●	a combination of any such methods of sale.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders will have the sole discretion not to accept any purchase offer or make any sale of their shares if they deem the purchase price to be unsatisfactory at a particular time. To the extent required, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus.

In connection with sales of common stock or interests therein, selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. Selling stockholders may also engage in short sales, puts and calls or other transactions in our securities or derivatives of our securities and may sell and deliver shares in connection with these transactions. We have advised each selling stockholder that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement is declared effective by the SEC.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the donees, assignees, transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed any necessary supplements to this prospectus under Rule 424(b), or other applicable provisions of the Securities Act, supplementing or amending the list of selling stockholders to include such donee, assignee, transferee, pledgee, or other successor-in-interest as a selling stockholder under this prospectus.

Selling stockholders and broker-dealers or agents involved in an arrangement to sell any of the offered shares may, under certain circumstances, be deemed to be “underwriters” within the meaning of the Securities Act. Any profit on such sales and any discount, commission, concession or other compensation received by any such underwriter, broker-dealer or agent may be deemed an underwriting discount and commission under the Exchange Act. No selling stockholder has informed us that it has an agreement or understanding, directly or indirectly, with any person to distribute the common stock. If a selling stockholder should notify us that they have a material arrangement with a broker-dealer for the resale of their shares, we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreement between the selling stockholder and broker-dealer or agent, provide required information regarding the plan of distribution, and otherwise revise the disclosure in this prospectus as needed. We would also file the agreement between the selling stockholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement. The selling stockholder and/or purchasers will pay all discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares of common stock.

If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible for complying with the applicable provisions of the Securities Act, and the rules and regulations promulgated thereunder, as applicable to such selling stockholders in connection with resales of their respective shares under this Registration Statement. These provisions and regulations may limit the timing of purchases and sales of common stock by them and the marketability of such securities. To comply with the securities laws of certain jurisdictions, if applicable, the common stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

The Exchange Act and the rules and regulations thereunder, including without limitation Regulation M, will apply to selling stockholders and other persons participating in the sale or distribution of the shares offered hereby. With certain exceptions, Regulation M restricts certain activities of, and limits the timing of purchases and sales of any of the shares by, selling stockholders, affiliated purchasers and any broker-dealer or other person who participates in the sale or distribution. Regulation M precludes these persons from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security subject to the distribution until the distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of these limitations may affect the marketability of the shares offered by this prospectus. To our knowledge, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer except to the extent listed in the footnotes to the table contained in the “Selling Stockholders” section beginning on page __ of this prospectus.

We have agreed with the selling stockholders to keep this Registration Statement effective until the earlier of (1) the date that all of the shares covered by this Registration Statement have been sold, or may be sold in one transaction without volume limitations pursuant to Rule 144 promulgated under the Securities Act or (2) September 24, 2015

We have agreed to pay all fees and expenses incident to the registration of the shares. Each selling stockholder will be responsible for all costs and expenses in connection with the sale of their shares, including brokerage commissions or dealer discounts. We will not receive any proceeds from the sale of the common stock. However, we will receive proceeds from the selling stockholders if they exercise their warrants on a cash basis.

We have agreed to will indemnify the selling stockholders against certain losses, claims, damages and liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon by Sichenzia Ross Friedman Ference LLP.

EXPERTS

The consolidated financial statements appearing in this prospectus and in the registration statement have been audited by HJ Associates & Consultants, LLP, an independent registered public accounting firm, as stated in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the Securities and Exchange Commission, or SEC, public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares offered by the selling stockholders pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference room and website referred to above.

You may request a copy of any of the documents referred to above, other than an exhibit to a filing unless the exhibit is specifically incorporated by reference into that filing, at no cost, by contacting us in writing or by telephone at:

Investor Relations

Rightscorp, Inc.

3100 Donald Douglas Loop North

Santa Monica, CA 90405

(310) 751-7510

You can also find the above-referenced filings on our website at www.rightscorp.com. Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

FINANCIAL STATEMENTS

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

RIGHTSCORP, INC.

December 31, 2013

RIGHTSCORP, INC.

September 31, 2014

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Rightscorp, Inc.
Santa Monica, California

We have audited the accompanying consolidated balance sheets of Rightscorp, Inc. as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rightscorp, Inc. as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the Note 2 to the consolidated financial statements, the Company does not generate sufficient revenue to sustain operations and has negative cash flows from operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ HJ Associates & Consultants, LLP
Salt Lake City, Utah
March 25, 2014

F-1

Rightscorp, Inc.

Consolidated Balance Sheets

	December 31, 2013	December 31, 2012
Assets
Assets
Cash	$36,331	$10,049
Prepaid expenses	19,639	28,883
Other current asset	-	5,698
Total Current Assets	55,970	44,630
Other Assets
Fixed assets, net	56,453	28,851
Intangible assets, net	33,800	50,700
Total Assets	$146,223	$124,181

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable and accrued liabilities	$928,304	$514,874
Convertible notes payable, net of discount of $10,891 and $101,551	202,609	518,975
Total Current Liabilities	1,130,913	1,033,849
Total Liabilities	1,130,913	1,033,849

Stockholders’ Deficit:
Preferred stock, $.001 par value; 10,000,000 shares authorized; null shares and 3,220,000 shares issued and outstanding, respectively	-	3,220
Common stock, $.001 par value; 250,000,000 shares authorized; 68,797,102 and 28,014,392 shares issued and outstanding, respectively	68,797	28,014
Common stock to be issued	380,000
Additional paid in capital	2,807,185	1,256,991
Accumulated deficit	(4,240,672)	(2,197,893)
Total stockholders’ deficit	(984,690)	(909,668)
Total Liabilities and Stockholders’ Deficit	$146,223	$124,181

See accompanying notes to financial statements

F-2

Rightscorp, Inc.

Consolidated Statements of Operations

	Year Ended	Year Ended
	December 31, 2013	December 31, 2012

Revenue	$324,016	$96,565

Operating expenses:
Copyright holder fees	161,868	49,023
General and administrative	1,663,921	1,028,438
Sales and marketing	275,616	69,614
Depreciation and amortization	33,438	24,647
Total operating expenses	2,134,843	1,171,722

Loss from operations	(1,810,827)	(1,075,157)

Other income (expenses):
Interest expense	(298,077)	(124,166)
Debt default	(185)	-
Debt forgiveness	66,310	-
Total non-operating expenses	(231,952)	(124,166)

Loss from operations before income taxes	(2,042,779)	(1,199,323)

Provision for income taxes	-	-

Net loss	$(2,042,779)	$(1,199,323)

Net loss per share – basic and diluted	$(0.05)	$(0.13)

Weighted average common shares – basic and diluted	38,191,898	9,558,321

See accompanying notes to financial statements

F-3

Rightscorp, Inc.

Consolidated Statement of Stockholders’ Deficit

	Preferred stock		Common stock		Stock to be	Additional Paid in	Accumulated	Total Stockholders’
	Stock	Amount	Stock	Amount	Issued	Capital	Deficit	Deficit

Balance at December 31, 2011	3,020,000	$3,020	27,622,500	$27,622	$-	$841,463	$(998,570)	$(126,465)
Common stock issued for service	-	-	391,892	392	-	33,392	-	33,784
Preferred stock issued for cash	200,000	200	-	-	-	79,800	-	80,000
Warrants issued for service	-	-	-	-	-	76,415	-	76,415
Warrants issued for compensation	-	-	-	-	-	26,645	-	26,645
Warrants issued pursuant to financing	-	-	-	-	-	199,276	-	199,276
Net loss	-	-	-	-	-	-	(1,199,323)	(1,199,323)
Balance at December 31, 2012	3,220,000	3,220	28,014,392	28,014	-	1,256,991	(2,197,893)	(909,668)
Common stock issued for service	-	-	862,162	862		73,462	-	74,324
Common stock issued for cash			250,000	250	-	124,750	-	125,000
Preferred stock converted to common stock	(3,220,000)	(3,220)	9,338,000	9,338	-	(6,118)	-	-
Warrants issued for service	-	-	-	-	-	91,947	-	91,947
Warrants issued pursuant to financing	-	-	-	-	-	145,538	-	145,538
Note conversion	-	-	7,832,548	7,833		1,252,182	-	1,260,015
Reverse merger with Stevia	-	-	22,500,000	22,500	80,000	(131,567)	-	(29,067)
Common stock to be issued for cash	-	-	-	-	300,000	-	-	300,000
Net loss	-	-	-	-	-	-	(2,042,779)	(2,042,779)
Balance at December 31, 2013	-	$-	68,797,102	$68,797	$380,000	$2,807,185	$(4,240,672)	$(984,690)

See accompanying notes to financial statements

F-4

Rightscorp, Inc.

Consolidated Statements of Cash Flows

	Year Ended	Year Ended
	December 31, 2013	December 31, 2012

Cash Flows from Operating Activities
Net loss	$(2,042,779)	$(1,199,323)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and Amortization	33,438	24,647
Common stock issued for service	74,324	33,784
Warrants issued for service & compensation	91,947	103,060
Amortization of discount on convertible debt	236,199	97,725
Changes in operating assets and liabilities:
(Increase)/Decrease in prepaid expense	9,244	(23,683)
(Increase)/Decrease in other current asset	5,698	(5,698)
Increase in accounts payable and accrued liabilities	435,372	340,602
Net cash used in operating activities	(1,156,557)	(628,886)

Cash Flows from Investing Activities:
Purchases of equipment and furniture	(44,141)	(31,516)
Net cash used in investing activities	(44,141)	(31,516)

Cash Flows from Financing Activities
Proceeds from convertible notes	534,980	720,526
Repayment of convertible notes	(83,000)	(100,000)
Proceeds from notes payable	150,000	-
Preferred stock issued for cash	-	80,000
Common stock issued for cash	125,000	-
Common stock to be issued for cash	300,000	-
Proceeds from related party debt	200,000	-
Payments on related party debt	-	(29,520)
Change in bank overdraft	-	(555)
Net cash provided by financing activities	1,226,980	670,451

Net increase (decrease) in cash	26,282	10,049

Cash, beginning of period	10,049	-

Cash, end of period	$36,331	$10,049

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$-	$7,508
Cash paid during the period for income taxes	$-	$-
Non-Cash Investing & Financing Disclosure
Warrants issued as discount on convertible debt	$145,538	$199,276
Stock issued for conventional debt	$350,000	$-
Stock issued for convertible debt: accrued interest	$910,014	$-

See accompanying notes to financial statements

F-5

RIGHTSCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years ended December 31, 2013 and 2012

Note 1 - Nature of the Business

The Company was organized under the laws of the State of Nevada on April 9, 2010, and its fiscal year end is December 31. The Company is the parent company of Rightscorp, Inc., a Delaware corporation formed on January 20, 2011. See Note 4.

The Company has developed products and intellectual property rights relating to policing copyright infringement on the Internet. The Company is dedicated to the vision that digital creative works should be protected economically so that the next generation of great music, movies, video games and software can be made and their creators can prosper. The Company has a patent-pending, proprietary method for solving copyright infringement by collecting payments from illegal downloaders via notifications sent to their ISP’s.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

These financial statements have been prepared using the basis of accounting generally accepted in the United States of America. The financial statements as of December 31, 2013 and December 31, 2012 reflect all adjustments which, in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company does not currently have any instruments requiring fair-value accounting disclosures.

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. As of December 31, 2013 and December 31, 2012 the Company had no cash equivalents.

Advertising

The Company expenses advertising costs as incurred. For the year ended December 31, 2013 and December 31, 2012, advertising expenses were $21,639 and $574, respectively.

F-6

Capitalization of Fixed Assets

The Company capitalizes expenditures related to property and equipment, subject to a minimum rule, that have a useful life greater than one year for: (1) assets purchased; (2) existing assets that are replaced, improved or the useful lives have been extended; or (3) all land, regardless of cost. Acquisitions of new assets, additions, replacements and improvements (other than land) costing less than the minimum rule in addition to maintenance and repair costs, including any planned major maintenance activities, are expensed as incurred.

Capitalization of Intangible Assets

The Company records the purchase on intangible assets not purchased in a business combination in accordance with the ASC Topic 350.

Concentrations of Risk

We derived approximately 25% of our revenues from a contract with one customer in 2013. For the year ended December 31, 2013, we derived approximately 32% of our sales from contracts with two customers. Our standard contract with customers is for an initial six month term, and renews automatically for successive one month terms, unless either party terminates upon 30 days’ written notice to the other party.

The Company’s bank accounts are deposited in insured institutions. At December 31, 2013 and December 31, 2012, the Company’s bank deposits did not exceed the insured amounts.

Impairment of Long-Lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under FASB ASC 360-10-35-17, if events or circumstances indicate that their carrying amount might not be recoverable. When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of FASB ASC 930-360-35, Asset Impairment, and 360-10 through 15-5, Impairment or Disposal of Long-Lived Assets.

Revenue Recognition

The Company generates revenue from the sale of a service to copyright owners under which copyright owners retain the Company to identify and collect settlement payments from Internet users who have infringed on their copyrights. Revenue is recognized when the ISP responds to a notice provided by the Company, and pays the fee which acts as a wavier to the infringement against the copyright owner.

Income Taxes

The Company utilizes FASB ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax asset through net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the net operating loss carry forward prior to its expiration.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

F-7

Recent Accounting Pronouncements

There are no recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on its financial position, results of operations, or cash flows.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had a cumulative net loss from inception (January 20, 2011) to December 31, 2013 of $4,240,672. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. If the Company is unable to obtain adequate capital it could be forced to cease development of operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowing and sales of common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 - Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax liabilities consist of the following components as of December 31, 2013 and 2012:

	2013	2012
Deferred tax assets:
NOL Carryover	$1,201,400	$694,300
Accrued Payroll	148,200	48,800
Depreciation	11,600	4,100
Deferred tax liabilities:	-	-

Valuation allowance	(1,361,200)	(747,200)
Net deferred tax asset	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the years ended December 31, 2013 and 2012 due to the following:

	2013	2012
Book Income	$(875,100)	$(513,800)
Meals and Entertainment	2,200	3,000
Non-Deductible Expenses	136,500	144,000
Accrued Payroll	99,100	25,700
Deprecation	7,500	(900)
Other	300	300
Valuation allowance	629,500	341,700
	$-	$-

F-8

At December 31, 2013, the Company had net operating loss carryforwards of approximately $2,804,000 that may be offset against future taxable income from the year 2014 through 2033. No tax benefit has been reported in the December 31, 2012 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 4 - Acquisition of Rightscorp Deleware

On October 25, 2013 (the “Closing Date”), the Company entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”), with Rightscorp Merger Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Subsidiary”) and Rightscorp, Inc., a Delaware corporation (“Rightscorp Delaware”). Pursuant to the Merger Agreement, (i) the Subsidiary merged into Rightscorp Delaware, such that Rightscorp Delaware became a wholly-owned subsidiary of the Company, (ii) the Company issued (a) 45,347,102 shares (the “Acquisition Shares”), of the Company’s common stock to the shareholders of Rightscorp Delaware representing approximately 65.9% of the Company’s aggregate issued and outstanding common stock following the closing of the Merger Agreement (following the Share Cancellation and the Private Placement, each as defined below), in exchange for all of the issued and outstanding shares of common stock of Rightscorp Delaware, (b) outstanding warrants to purchase 1,831,969 shares of common stock of Rightscorp Delaware were converted into outstanding warrants to purchase 5,312,703 shares of common stock of the Company, and (iv) outstanding convertible notes in the aggregate amount of $233,844 (including outstanding principal and accrued interest thereon) of Rightscorp Delaware were amended to be convertible into shares of common stock of the Company at a conversion price of $0.1276.

In connection with the Merger Agreement and the Financing (defined below), as of the Closing Date the Company issued and sold an aggregate of 950,000 units (the “Private Placement”), for a purchase price of $0.50 per unit, with each unit consisting of one share of common stock and a five-year warrant to purchase one share of common stock with an exercise price of $0.75 (the “Private Placement Warrants”).

In connection with the Merger Agreement and the Private Placement, in addition to the foregoing:

(i) Effective on the Closing Date, 21,000,000 shares of common stock were returned to the Company for cancellation (the “Share Cancellation”).

(ii) As a result of the reverse merger, The Company issued 22,500,000 shares with $(29,067) in value, which represented the excess liabilities over assets.

(iii) Effective on the Closing Date, Lester Martinez resigned as officer and director of the Company, and the following individuals were appointed as executive officers and directors of the Company:

Name	Title
Christopher Sabec	Chief Executive Officer, President and Chairman
Robert Steele	Chief Financial Officer, Chief Operating Officer, Chief Technology Officer, Director
Brett Johnson	Director

(iv) Effective July 15, 2013, the Company amended its articles of incorporation to change its name from “Stevia Agritech Corp.” to “Rightscorp, Inc.”

F-9

(v) On June 18, 2013, the Company entered into a financing agreement (the “Financing Agreement”) with Hartford Equity Inc. (“Hartford”), under which Hartford agreed to purchase, directly or through its associates an aggregate of $2,050,000 of common stock and warrants (the “Financing”). The Private Placement described above will be deemed part of the Financing such that as of the Closing Date the Company has closed on $475,000 of the Financing (which amounts were advanced by the Company to Rightscorp Delaware prior to the Closing Date and cancelled as intercompany loans on the Closing Date) and Hartford, directly or through its associates, has agreed to purchase an additional $1,575,000 in common stock and warrants from the Company within 14 months from the Closing Date.

Effective on the Closing Date, pursuant to the Merger Agreement, Rightscorp Delaware became a wholly owned subsidiary of the Company. The acquisition of Rightscorp Delaware is treated as a reverse acquisition, and the business of Rightscorp Delaware became the business of the Company.

The accounting rules for reverse acquisitions require that beginning October 25, 2013, the date of the reverse acquisition, our balance sheet includes the consolidated assets and liabilities of Rightscorp Delaware and our equity accounts were recapitalized to reflect the net equity of Rightscorp Delaware. The financial condition and results of operations for periods prior to October 25, 2013 reflect the financial condition and operating results of Rightscorp Delaware.

Note 5 - Fixed Assets and Intangible Assets

As of December 31, 2013 and December 31, 2012, fixed assets and intangible assets consisted of the following:

	December 31, 2013	December 31, 2012
Furniture and equipment	$82,349	$38,209
Less accumulated depreciation	(25,896)	(9,358)
Fixed assets, net	$56,453	$28,851

	December 31, 2013	December 31, 2012
Intangible assets	$84,500	$84,500
Less accumulated depreciation	(50,700)	(33,800)
Intangible assets, net	$33,800	$50,700

Depreciation and amortization expense for the periods ended December 31, 2013 and December 31, 2012 was $33,438 and $24,648, respectively. Annual amortization expense will be $16,900 per year through 2015.

Note 6 - Accounts Payable and Accrued Liabilities

As of December 31, 2013 and December 31, 2012, accounts payable and accrued liabilities consisted of the following:

	December 31, 2013	December 31, 2012
Payroll	$495,428	$280,668
Legal fees	239,015	107,218
Interest	16,515	18,933
Other	177,346	108,055
Total	$928,304	$514,874

F-10

Note 7 - Notes Payable

Pursuant to the Financing (see Note 3), on June 18, 2013, Rightscorp Delaware issued a promissory note (the “Note”) to the Company, in accordance with a letter of intent (LOI), in which the Company agreed to advance $200,000 in immediately available funds to Rightscorp Delaware (the “LOI Advance”) pursuant to the terms of a promissory note. Upon the closing of the Merger Agreement, the Note was cancelled as an intercompany loan.

On July 23, September 10, 2013, and November 1, 2013, Rightscorp Delaware issued additional promissory notes in the amounts of $100,000, $50,000, and $100,000 to the Company in connection with the Financing (see Note 3). Upon the closing of the Merger Agreement, these notes were cancelled as intercompany loans.

Note 8 - Convertible Notes Payable

Between January 3, 2013 and October 2, 2013, the Company borrowed an aggregate of $534,980 under convertible notes from external parties for use as operating capital. The parties entered into convertible notes payable agreements, which make the Company liable for repayment of the principal and 10% annual interest by the agreements’ expiration dates ranging between October 2, 2013 and July 2, 2014. The notes are secured and mature nine months from the issuance date. Until the maturity date, the holders may elect to convert the note in whole or in part into preferred shares at the price of $0.37. During the year ended December 31, 2013, pursuant to a Note exchange an aggregate of $859,006 of principal and $50,748 of interest was converted to 7,832,548 shares of restricted common stock. During the year ended December 31, 2013, an aggregate of $80,000 of principal and $6,847 of interest was repaid to the holders.

Attached to these notes the Company issued warrants that were recorded as a debt discount at an initial aggregate value of $131,927. The value of these warrants, along with the value of previously issued warrants, was amortized during the year ended December 31, 2013, resulting in a final debt discount balance of $10,891 as of December 31, 2013.

The Company evaluated these convertible notes for derivatives and determined that they do not qualify for derivative treatment.

As of December 31, 2013 and 2012 outstanding convertible notes payable consisted of the following:

	2013	2012
Convertible Note Issued on 8/6/12 Original Principal: $100,000.00 Interest Rate: 10% Maturity Date: 5/6/13, extended on a monthly basis per verbal contract Conversion price amended to $0.1276 on 10/4/13	$100,000	$100,000

Convertible Note Issued on 10/25/12 Original Principal: $50,000.00 Interest Rate: 10% Maturity Date: 7/25/13, extended on a monthly basis per verbal contract Conversion price amended to $0.1276 on 10/4/13	50,000	50,000

Convertible Note Issued on 11/29/12 Original Principal: $6,500 Interest Rate: 10% Maturity Date: 8/29/13, extended on a monthly basis per verbal contract Conversion price amended to $0.1276 on 10/4/13	3,500	6,500

Convertible Note Issued on 9/26/13 Original Principal: $10,000.00 Interest Rate: 10% Maturity Date: 6/26/14 Conversion price amended to $0.1276 on 10/4/13	10,000	-

Convertible Note Issued on 10/2/13 Original Principal: $50,000.00 Interest Rate: 10% Maturity Date: 7/2/14 Conversion price amended to $0.1276 on 10/4/13	50,000	-

Other Convertible Notes Issued in 2012 Interest Rate: 10% Maturity Date: 9 months after issuance date Converted in October 2013	-	464,026

Total Outstanding Convertible Notes Payable	213,500	620,526
Less Debt Discount	10,891	101,551

	$202,609	$518,975

As of December 31, 2013, the annual maturities of outstanding convertible notes were $213,500 for the year ending December 31, 2014.

F-11

Note 9 - Capital Stock

The total number of shares of all classes of capital stock, which the Company is authorized to issue, is 250,000,000 shares, consisting of 10,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”). The Board of Directors of the Company is authorized to provide for the issuance of shares of Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and relative, participating, optional or other special rights, if any, if each series and the qualifications, limitations and restrictions thereof. During the year ended December 31, 2013 the Company issued 7,832,548 shares of restricted common stock to note holders pursuant to a Note exchange at $0.37 per share, 250,000 shares of restricted common stock under Financing Agreement at $0.50 per share, 9,338,000 shares of common stock pursuant to conversion of 3,220,000 shares of preferred stock, and 862,162 shares of common stock for services valued at $74,324. As of the year ended December 31, 2013 there are 68,797,102 shares of common stock outstanding and no shares of Series A Preferred Stock outstanding.

Note 10 - Stock Warrants

During the year ended December 31, 2013, the Company issued warrants to purchase 3,763,068 shares of its common stock. Warrants to purchase 1,257,920 shares of restricted common stock at an exercise price of $0.25 per share were issued to note holders pursuant to notes, warrants to purchase 1,710,000 shares of restricted common stock at an exercise price of $0.75 per share were issued pursuant to common stock purchase, and warrants to purchase 795,149 shares at an exercise price of $0.25 per share were issued for services.

Using the Black-Scholes method, warrants issued during the year ended December 31, 2013 were valued at $237,485. The following weighted-average assumptions were used in the Black-Scholes calculation:

	December 31, 2013	December 31, 2012
Expected term (years)	1.5-5	5
Expected volatility	140%	140%
Risk-free interest rate	0.21-1.62%	0.83-2.24%
Dividend yield	0%	0%

A summary of the Company’s warrant activity during the year ended December 31, 2013 is presented below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Balance outstanding, December 31, 2012	3,259,635	$0.25	4.38
Granted	3,763,068	0.48	3.04
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Balance outstanding, December 31, 2013	7,022,703	$0.65	4.80
Exercisable, December 31, 2013	4,887,081	$0.42	3.12

F-12

Note 11 - Commitments & Contingencies

Since May 31, 2012 the Company leases their office space on a month-to-month basis at a fixed rate of $2,600 per month.

Note 12 - Subsequent Events

Subsequent to the end of the period we issued warrants to purchase 50,000 shares of common stock. The shares were issued to an employee at $0.61 per share.

Subsequent to the end of the period we entered into a securities purchase agreement (the “Purchase Agreement”) with Seaside 88, LP (the “Investor”), pursuant to which we agreed to sell, and the Investor agreed to purchase, up to 7,000,000 shares of common stock, in closings to be held monthly over a one-year period, subject to certain conditions. The initial closing under the Purchase Agreement, pursuant to which we sold to the Investor 835,530 shares of common stock at a purchase price of $0.374 per share for total proceeds of $312,488, occurred on March 7, 2014.

Subsequent closings will occur on a monthly basis, subject to certain conditions. At each subsequent closing, we intend to sell to the Investor 10% of the total number of shares of our common stock traded during the 20 trading days immediately preceding such closing, at a purchase price per share equal to the lower of (a) the average of the high and low trading prices of the common stock for the 5 consecutive trading days immediately prior to a closing date, multiplied by 0.50 and (b) the average of the high and low trading prices of the common stock for the trading day immediately prior to a closing date, multiplied by 0.55, provided that, no monthly closing will occur if the purchase price for such closing would be lower than $0.25 per share (the “Floor”). The failure to have a subsequent closing due to failure to meet the Floor will not impact any other subsequent closing. The Investor agreed not to engage in any short sales of our common stock while it holds any shares purchased under the Purchase Agreement.

The Company has the right to terminate the Purchase Agreement at any time by providing written notice to the Investor.

Subsequent to the end of the period we entered into Consulting Agreement with John Carris Investments, LLC. We agreed to issue up to 300,000 shares of common stock in exchange for services per the Consulting Agreement. Upon execution of the agreement, we issued 75,000 shares of common stock for services at $0.73 per share.

Subsequent to the end of the period we issued 63,939 shares of common stock to a note holder in a cashless conversion at $0.0862 per share. At time of conversion, the note was valued at $6,250 for outstanding principal and interest owed.

Subsequent to the end of the period we issued 33,135 shares of common stock to a note holder in a note conversion at $0.1276 per share. At time of conversion, the note was valued at $4,228 for outstanding principal and interest owed.

Subsequent to the end of the period, we received $450,000 in funding from Hartford Equity per their financing agreement with the Company. We have reserved 900,000 shares of our common stock to be issued to Hartford.

Subsequent to the end of the period, we had a balance of $380,000 of common stock to be issued to Hartford Equity. $300,000 was received from Hartford Equity in 2013 in exchange for 600,000 shares of common stock per the financing agreement. $80,000 of debt related to the merger was assumed by Hartford Equity in exchange for 160,000 shares of common stock per the Subscription Agreement dated October 28, 2013. As of March 25, 2014, these shares have not been issued.

F-13

Rightscorp, Inc.

Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets
Assets
Cash	$2,646,388	$36,331
Prepaid expenses	355,316	19,639
Total Current Assets	3,001,704	55,970
Other Assets
Fixed assets, net	106,325	56,453
Intangible assets, net	21,125	33,800
Total Assets	$3,129,154	$146,223

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	$455,058	$928,304
Convertible notes payable, net of discount of $0 and $10,891	60,000	202,609
Derivative liabilities	3,208,473	-
Total Current Liabilities	3,723,531	1,130,913
Total Liabilities	3,723,531	1,130,913

Stockholders’ Deficit
Preferred stock, $.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.001 par value; 250,000,000 shares authorized; 90,171,469 and 68,797,102 shares issued and outstanding, respectively	90,171	68,797
Common stock to be issued	-	380,000
Stock subscription payable	(250,000)	-
Additional paid in capital	6,105,646	2,807,185
Accumulated deficit	(6,540,194)	(4,240,672)
Total stockholders’ deficit	(594,377)	(984,690)
Total Liabilities and Stockholders’ Deficit	$3,129,154	$146,223

See accompanying notes to consolidated financial statements

F-14

Rightscorp, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenue	$248,387	$64,949	$688,801	$166,875

Operating expenses:
Copyright holder fees	124,194	32,474	344,401	83,437
General and administrative	913,151	445,502	2,437,500	1,093,363
Sales and marketing	16,872	25,242	72,428	67,960
Depreciation and amortization	14,951	8,010	39,308	23,552
Total operating expenses	1,069,168	511,228	2,893,637	1,268,312

Loss from operations	(820,781)	(446,279)	(2,204,836)	(1,101,437)

Other expenses:
Interest expense	(5,009)	(72,519)	(26,235)	(212,656)
Gain on Settlements	169,950	-	169,950	-
Loss on derivative liability	(238,401)	-	(238,401)	-
Total other expenses	(73,460)	(72,519)	(94,686)	(212,656)

Loss from operations before income taxes	(894,241)	(518,798)	(2,299,522)	(1,314,093)

Provision for income taxes	-	-	-	-

Net loss	$(894,241)	$(518,798)	$(2,299,522)	$(1,314,093)

Net loss per share – basic and diluted	(0.01)	$(0.01)	(0.03)	(0.02)

Weighted average common shares – basic and diluted	77,246,760	60,513,010	72,792,882	60,284,914

See accompanying notes to consolidated financial statements

F-15

Rightscorp, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended	Nine Months Ended
	September 30, 2014	September 30, 2013
Cash Flows from Operating Activities
Net loss	$(2,299,522)	$(1,314,093)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and Amortization	39,308	23,552
Common stock issued for service	374,246	74,324
Stock compensation expense	40,205	-
Warrants issued for service & compensation	-	91,947
Loss on derivative liabilities	238,401	-
Gain on settlement	(169,950)	-
Amortization of discount on convertible debt	10,891	150,034
Changes in operating assets and liabilities:
(Increase)/Decrease in prepaid expense	9,764	3,893
Decrease in other current asset	-	5,698
Increase in accounts payable and accrued liabilities	(52,881)	331,160
Accrued Interest	(100,287)	-
Net cash used in operating activities	(1,909,825)	(633,485)

Cash Flows from Investing Activities:
Purchases of equipment and furniture	(76,505)	(8,699)
Net cash used in investing activities	(76,505)	(8,699)

Cash Flows from Financing Activities
Proceeds from convertible notes	-	484,980
Repayment of convertible notes	(100,000)	(80,000)
Proceeds from notes payable	-	150,000
Common stock issued for cash	1,961,573	-
Proceeds from sale of common stock and warrants	2,707,001	-
Warrant conversion	27,813	-
Proceeds from related party debt	-	200,000
Net cash provided by financing activities	4,596,387	754,980

Net increase in cash	2,610,057	112,796

Cash, beginning of period	36,331	10,049

Cash, end of period	$2,646,388	$122,845

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$-	$-
Cash paid during the period for income taxes	$-	$-
Non-Cash Investing & Financing Disclosure
Stock issued for conventional debt	$53,500	$-
Stock issued for convertible debt: accrued interest	$729
Stock issued for subscription payable	$250,000	$-
Warrants issued as discount on convertible debt	$-	$131,927
Cashless exercise of warrant	$335	$-
Stock issued for prepaid expense	$585,177	$-
Extinguishment of related party debt	$149,400	$-
Stock issued for common stock payable	$380,000	$-

See accompanying notes to consolidated financial statements

F-16

Rightscorp, Inc.

Notes to Consolidated Financial Statements

Note 1 – Nature of the Business

The Company was organized under the laws of the State of Nevada on April 9, 2010, and its fiscal year end is December 31. The Company is the parent company of Rightscorp, Inc., a Delaware corporation formed on January 20, 2011 (“Rightscorp Delaware”). The acquisition of Rightscorp Delaware (completed on October 25, 2013) is treated as a reverse acquisition, and the business of Rightscorp Delaware became the business of the Company.

The Company has developed products and intellectual property rights relating to policing copyright infringement on the Internet. The Company is dedicated to the vision that digital creative works should be protected economically so that the next generation of great music, movies, video games and software can be made and their creators can prosper. The Company has a patent-pending, proprietary method for solving copyright infringement by collecting payments from illegal downloaders via notifications sent to their ISP’s.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The financial statements as of September 30, 2014 reflect all adjustments which, in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain amounts have been reclassified from prior periods to properly reflect the nature of the accounts.

The information included in this Form 10-Q should be read in conjunction with information included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2013 filed with the U.S. Securities and Exchange Commission on March 25, 2014.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Disclosures about fair value of financial instruments require disclosure of the fair value information, whether or not recognized in our consolidated balance sheet, where it is practicable to estimate that value. As of September 30, 2014, the amounts reported for cash, accrued liabilities and accrued interest approximated fair value because of their short maturities.

In accordance with ASC Topic 820, “Fair Value Measurements and Disclosures,” we measure certain financial instruments at fair value on a recurring basis. ASC Topic 820 defines fair value, established a framework for measuring fair value in accordance with accounting principles generally accepted in the United States, and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

F-17

Recent Accounting Pronouncements

There are no recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on its financial position, results of operations, or cash flows.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had a cumulative net loss from inception (January 20, 2011) to September 30, 2014 of $6,540,194. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. If the Company is unable to obtain adequate capital it could be forced to cease operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowing and sales of common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 – Fixed Assets and Intangible Assets

As of September 30, 2014 and December 31, 2013, fixed assets and intangible assets consisted of the following:

	September 30, 2014	December 31, 2013
Furniture and equipment	$158,854	$82,349
Less accumulated depreciation	(52,529)	(25,896)
Fixed assets, net	$106,325	$56,453

	September 30, 2014	December 31, 2013
Intangible assets	84,500	84,500
Less accumulated depreciation	(63,375)	(50,700)
Intangible assets, net	$21,125	$33,800

Depreciation and amortization expense for the nine months ended September 30, 2014 and September 30, 2013 was $39,308 and $23,552, respectively. Annual amortization expense will be $16,900 per year through 2015.

Note 4 – Accounts Payable and Accrued Liabilities

As of September 30, 2014 and December 31, 2013, accounts payable and accrued liabilities consisted of the following:

	September 30, 2014	December 31, 2013
Accrued payroll	221,821	$495,428
Accrued legal fees	47,754	239,015
Accrued interest	5,912	16,515
Other	179,571	177,346
Total	455,058	$928,304

Note 5 – Convertible Notes Payable

Between January 3, 2013 and October 2, 2013, the Company entered into convertible notes with external parties for use as operating capital. The convertible notes payable agreements require the Company to repay the principal, together with 10% annual interest by the maturity date of the notes ranging between October 2, 2013 and July 2, 2014. The notes are secured and mature nine months from the issuance date. Until the maturity date, the holders may elect to convert the note in whole or in part into shares of common stock at a conversion price of $0.1276 per share. During the nine months ended September 30, 2014, an aggregate of $100,000 of principal and $25,219 of interest was repaid, and an aggregate of $53,500 of principal and $728 of interest was converted to 425,008 shares of restricted common stock.

F-18

In connection with the issuance of these notes, the Company issued warrants that were recorded as a debt discount at an initial aggregate value of $131,927. The value of these warrants, along with the value of previously issued warrants, was fully amortized during the nine months ended September 30, 2014, resulting in a final debt discount balance of $0 as of September 30, 2014.

The Company evaluated these convertible notes for derivatives and determined that they do not qualify for derivative treatment.

As of September 30, 2014 and December 31, 2013 outstanding convertible notes payable consisted of the following:

	September 30, 2014	December 31, 2013
Convertible Note Issued on 8/6/12
Original Principal: $100,000
Interest Rate: 10%
Maturity Date: 5/6/13, extended on a monthly basis per verbal contract
Conversion price amended to $0.1276 on 10/4/13	$0	$100,000

Convertible Note Issued on 10/25/12
Original Principal: $50,000
Interest Rate: 10%
Maturity Date: 7/25/13, extended on a monthly basis per verbal contract
Conversion price amended to $0.1276 on 10/4/13	0	50,000

Convertible Note Issued on 11/29/12
Original Principal: $6,500
Interest Rate: 10%
Maturity Date: 8/29/13, extended on a monthly basis per verbal contract
Conversion price amended to $0.1276 on 10/4/13	0	3,500

Convertible Note Issued on 9/26/13
Original Principal: $10,000
Interest Rate: 10%
Maturity Date: 6/26/14
Conversion price amended to $0.1276 on 10/4/13	10,000	10,000

Convertible Note Issued on 10/2/13
Original Principal: $50,000
Interest Rate: 10%
Maturity Date: 7/2/14
Conversion price amended to $0.1276 on 10/4/13	50,000	50,000

Total Outstanding Convertible Notes Payable	60,000	213,500
Less Debt Discount	0	10,891
	$60,000	$202,609

As of September 30, 2014, the annual maturities of outstanding convertible notes were $60,000 for the year ending December 31, 2014.

Note 6 – Derivative Liability

The Company adopted ASC 815 which defines determining whether an instrument (or embedded feature) is solely indexed to an entity’s own stock. The exercise price of the newly issued and outstanding warrants are subject to “reset” provisions in the event the Company subsequently issues common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than exercise price of these warrants. If these provisions are triggered, the exercise price of the warrant will be reduced. As a result, the Company has determined that the exercise feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with ASC 815, the Company has bifurcated the exercise feature of the warrants and recorded a derivative liability.

ASC 815 requires Company management to assess the fair market value of certain derivatives at each reporting period and recognize any change in the fair market value as another income or expense item. The Company’s only asset or liability measured at fair value on a recurring basis is its derivative liability associated with warrants.

At origination, the Company valued the conversion features using the following assumptions: stock price of $0.315 and annualized volatility of 121%. The Company determined that at origination the liability related to the warrants issued was $3,192,314 that was $222,242 greater than the transaction value and was expensed at the time of orginination.

At September 30, 2014, the Company revalued the conversion features using the following assumptions: stock price of $0.32 and annualized volatility of 120%, and determined that, during the nine months ended September 30, 2014, the Company’s derivative liability increased by $16,159 to $3,208,473. The Company recognized a corresponding loss on derivative liability in conjunction with this revaluation during the three and nine months period.

F-19

Note 7 – Capital Stock

The total number of shares of all classes of capital stock, which the Company is authorized to issue, is 260,000,000 shares, consisting of 250,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”). The Board of Directors of the Company is authorized to provide for the issuance of shares of Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and relative, participating, optional or other special rights, if any, if each series and the qualifications, limitations and restrictions thereof.

During the nine months ended September 30, 2014, we entered into a securities purchase agreement (the “March 2014 Purchase Agreement”) with Seaside 88, LP (“Seaside”), pursuant to which we agreed to sell, and Seaside agreed to purchase, up to 7,000,000 shares of common stock, in closings to be held monthly over a one-year period, subject to certain conditions. The initial closing under the March 2014 Purchase Agreement, pursuant to which we sold to Seaside 835,530 shares of common stock at a purchase price of $0.374 per share for total proceeds of $312,488, occurred on March 7, 2014.

The parties agreed that subsequent closings under the March 2014 Purchase Agreement will occur on a monthly basis over a one-year period, subject to certain conditions. We agreed to sell to Seaside, at each subsequent closing, 10% of the total number of shares of our common stock traded during the 20 trading days immediately preceding such closing, at a purchase price per share equal to the lower of (a) the average of the high and low trading prices of the common stock for the 5 consecutive trading days immediately prior to a closing date, multiplied by 0.50 and (b) the average of the high and low trading prices of the common stock for the trading day immediately prior to a closing date, multiplied by 0.55, provided that, no monthly closing will occur if the purchase price for such closing would be lower than $0.25 per share (the “Floor”). The failure to have a subsequent closing due to failure to meet the Floor will not impact any other subsequent closing. Seaside agreed not to engage in any short sales of our common stock while it holds any shares purchased under the March 2014 Purchase Agreement. The Company has the right to terminate the March 2014 Purchase Agreement at any time by providing written notice to Seaside. Pursuant to two subsequent closings since the initial closing, we issued 1,145,740 shares of common stock to Seaside for total proceeds of $333,135.

During the nine months ended September 30, 2014, we entered into a consulting agreement with an investment bank. We agreed to issue up to 300,000 shares of common stock in exchange for services per the consulting agreement. Upon execution of the agreement, we issued 75,000 shares of common stock for prepaid services at $0.73 per share. The agreement was cancelled on May 1, 2014. We are not obligated to issue any more shares under the consulting agreement.

During the nine months ended September 30, 2014, we entered into a unit subscription agreement with certain accredited investors for the sale of Units (the “Unit Offering”), with each Unit consisting of ten thousand shares of common stock and warrants to purchase fifteen thousand shares of Common Stock. The purchase price was $2,500 per Unit with a minimum investment of ten units. The Company initially sold an aggregate of 1,060.8 Units in this offering and received aggregate gross proceeds of $2,652,000. The warrants are exercisable commencing on the closing date of September 24, 2014, carry an exercise price of $0.25 per share and are exercisable for a period of five years. Subsequent to September 24, 2014, an additional investment by two other investors was made, in which the Company received gross proceeds of $55,000 and issued an additional twenty-two Units. As of September 30, 2014, the Company had received a fully executed subscription agreement for an additional $275,000 from two additional investors for the purchase of an additional 110 Units. Following receipt of the funds therefor, the aggregate gross proceeds received by the Company was $2,982,000 in consideration for the issuance of an aggregate of 1,192.8 Units. The Company also granted to the investors, in the event that it issues any shares of common stock or securities exercisable for, or convertible into, shares of common stock within eighteen months after the closing date, the right to participate in up to an amount of the subsequent financing such that such investor’s beneficial ownership of the Company on a fully diluted basis immediately following such subsequent financing would not be less than its beneficial ownership of the Company solely based on such investor’s investment in the Unit Offering on the same terms, conditions and price provided for in the subsequent financing.

During the nine months ended September 30, 2014, we issued 656,802 shares of common stock upon exercise for warrants at an exercise price of $0.0862 per share for total proceeds of $27,766.

During the nine months ended September 30, 2014, we issued 425,008 shares of common stock to note holders in note conversions at $0.1276 per share. At the time of conversion, the notes were valued at $54,228 for outstanding principal and interest owed.

During the nine months ended September 30, 2014, we issued 1,530,000 shares of common stock to multiple investors at $0.25 per share for total proceeds of $382,500.

During the nine months ended September 30, 2014, we issued 2,442,000 shares of our common stock to Hartford Equity at $0.50 per share for total proceeds of $1,221,000.

In connection with the reverse acquisition completed on October 25, 2013, $80,000 of debt was assumed by Hartford Equity in exchange for 160,000 shares of common stock. As of September 30, 2014, all of the 160,000 shares have been issued.

F-20

Note 8 – Stock Options and Warrants

Stock Options

On August 18, 2014, the Company granted 359,988 options with an exercise price of $0.38 per share under the 2014 Incentive Stock Plan.

Stock-based compensation expense related to vested options was $24,367 during nine months ended September 30, 2014. The company determined the value of share-based compensation using the Black-Scholes fair value option-pricing model using the following weighted average assumptions for options granted during the nine months ended September 30, 2014:

September 30, 2014
Expected term (years)	9.89
Expected volatility	98%
Risk-free interest rate	0
Dividend yield	0%

The stock option activity for the nine months ended September 30, 2014 is as follows:

	Options of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Balance outstanding, December 31, 2013	-	$-	-
Granted	359,988	0.38	9.89
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Balance outstanding, September 30, 2014	359,988	$0.38	9.89
Exercisable, September 30, 2014	64,999	$0.38	9.89

Warrants

During the nine months ended September 30, 2014, we issued warrants to purchase 17,942,000 shares of common stock, including 50,000 warrants issued to an employee with an exercise price of $0.61 per share and 17,892,000 warrants to multiple investors with an exercise price of $0.25 per share.

Using the Black-Scholes method, warrants issued during the nine months ended September 30, 2014 were valued at $4,356,245. The following weighted-average assumptions were used in the Black-Scholes calculation:

September 30, 2014
Expected term (years)	5
Expected volatility	98-140%
Risk-free interest rate	1.66-1.82%
Dividend yield	0%

A summary of the Company’s warrant activity during the nine months ended September 30, 2014 is presented below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Balance outstanding, December 31, 2013	7,022,703	$0.65	4.80
Granted	17,942,000	0.25	4.98
Exercised	(720,645)	0.09	2.85
Forfeited	-	-	-
Expired	-	-	-
Balance outstanding, September 30, 2014	24,244,058	$0.25	4.31
Exercisable, September 30, 2014	24,244,058	$0.25	4.31

During the nine months ended September 30, 2014, we recognized stock compensation of $15,838.

F-21

Note 9 – Commitments & Contingencies

Since May 31, 2012 the Company leases its office space on a month-to-month basis at a fixed rate of $2,600 per month.

Note 10 – Fair Value Measurements

Liabilities measured at fair value on a recurring basis are as follows at September 30, 2014:

Fair Value Measurements Using
	Total Fair	Quoted prices in	Significant other	Significant
	Value at	active markets	observable inputs	Unobservable inputs
Description	June 30, 2014	(Level 1)	(Level 2)	(Level 3)

Derivative liability (1)	$(3,208,473)	$-	$-	$(3,208,473)

(1) The derivative is calculated using the multinomial lattice and scenario model.

Note 11 – Subsequent Events

Subsequent to the end of the period we issued 431,034 shares of common stock shares to a note holder in note conversions at $0.1276 per share. At the time of conversion, the note was valued at $55,000 for outstanding principal and interest owed.

F-22

Rightscorp, Inc.

PROSPECTUS

Up to 27,320,000 shares of

Common Stock, par value $0.001 per share

, 2015

 Dealer Prospectus Delivery Obligation

Until [*], 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is set forth in this prospectus. We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of common stock.

EXPENSE	AMOUNT
Registration Fees	$730.16
Legal Fees	80,000.00
Accounting Fees	15,000.00
Miscellaneous Fees and Expenses	5,000.00
Total	$100,730.16

Item 14.	Indemnification of Directors and Officers.

Our bylaws, as amended, provide to the fullest extent permitted by Nevada law, that each of our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our bylaws, as amended, is to eliminate our right and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer, except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.	Recent Sales of Unregistered Securities.

On June 18, 2013, pursuant to a binding letter of intent, Rightscorp Delaware issued us a 5% promissory note in exchange for a $200,000 advance (the “Rightscorp Note”). On October 23, 2013, the Rightscorp Note was cancelled as an intercompany loan pursuant to the terms of the Rightscorp Note. These securities were sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The bases for claiming such exemptions include, among other factors, the representations by the investors to the Company as to their status as “accredited investors.”

Also on June 18, 2013, we entered into a financing agreement with Hartford Equity Inc. (“Hartford”), under which Hartford agreed to purchase, directly or through its associates: (i) $200,000 of our common stock at a price of $0.50 per share; and (ii) an additional $1,650,000 of our common stock at a price of $0.50 per share in monthly increments of at least $150,000 over the 14 months following the closing of the transaction contemplated by the financing agreement with Hartford. Under the terms of said financing agreement, for each dollar invested, the investor(s) making such investment would be issued two (2) shares of our common stock and a warrant to purchase two (2) shares of our common stock with an exercise price of $0.75 per share and a term of eighteen (18) months. These securities were sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The bases for claiming such exemptions include, among other factors, the representations by the investors to the Company as to their status as “accredited investors.”

In connection with the financing agreement with Hartford, we also sold 400,000 shares of our common stock at $0.50 per share for aggregate proceeds of $200,000, which was used to fund the advance provided to Rightscorp Delaware in exchange for the Rightscorp Note issued to us on June 18, 2013. The 400,000 shares were issued in reliance upon Regulation S of the Securities Act, to investors who are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act, or in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), based upon representations made by such investors.

Between February 4, 2013, and September 17, 2013, we issued warrants to purchase a total of 274,189 shares of our restricted common stock. Warrants to purchase 25,000 shares were issued to a director pursuant to a director agreement at $0.25 per share. Warrants to purchase 239,189 shares were issued to consultants at $0.25 per share. Warrants to purchase 10,000 shares were issued to an employee pursuant to an Employee agreement at $0.25 per share. These securities were issued in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The bases for claiming such exemptions include, among other factors, the representations by the investors to the Company as to their status as “accredited investors.”

Between March 3, 2013 and September 17, 2013, we issued 297,297 shares of restricted common stock. The shares were issued to consultants pursuant to an investor relations contract at $0.25 per share. These securities were issued in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The bases for claiming such exemptions include, among other factors, the representations by the investors to the Company as to their status as “accredited investors.”

Between January 3, 2013 and September 26, 2013, we borrowed an aggregate of $549,955 by issuing 10% convertible notes to external third parties for use as operating capital. The notes were secured and matured nine months from the issuance date. Until the maturity date, the holders had the option to convert their note in whole or in part into our preferred shares at a conversion price of $0.37 per share. These securities were sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The bases for claiming such exemptions include, among other factors, the representations by the investors to the Company as to their status as “accredited investors.”

Between January 3, 2013, and October 2, 2013, we issued warrants to purchase 433,768 shares of our restricted common stock. The shares were issued to note holders pursuant to notes at $0.25 per share. These securities were sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The bases for claiming such exemptions include, among other factors, the representations by the investors to the Company as to their status as “accredited investors.”

On October 2, 2013, we borrowed an aggregate of $50,000 under a convertible note from an external third party for use as operating capital. The party entered into a convertible note payable agreement, which makes the Company liable for repayment of the principal and 10% annual interest by the agreements’ expiration date on July 2, 2014. The note was secured and matured nine months from the issuance date. Until the maturity date, the holder may elect to convert the note in whole or in part into preferred shares at the price of $0.37, a price which was subsequently amended to $0.1276 per share. These securities were sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The bases for claiming such exemptions include, among other factors, the representations by the investors to the Company as to their status as “accredited investors.”

On October 2, 2013, we issued warrants to purchase 40,541 shares of our restricted common stock. The shares were issued to a note holder pursuant to note at $0.25 per share. These securities were sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The bases for claiming such exemptions include, among other factors, the representations by the investors to the Company as to their status as “accredited investors.”

On October 2, 2013, we issued 2,459,498 shares of restricted common stock. The shares were issued to note holders pursuant to a note exchange agreement at $0.37 per share. These securities were sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The bases for claiming such exemptions include, among other factors, the representations by the investors to the Company as to their status as “accredited investors.”

On October 25, 2013, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and between us, Rightscorp Delaware and Rightscorp Merger Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, we issued to Rightscorp Delaware’s stockholders: (i) 45,347,102 shares of our common stock; (ii) warrants to purchase 5,312,703 shares of our common stock; and (iii) convertible notes that are convertible into shares of our common stock at a conversion price of $0.1276. These securities were sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The bases for claiming such exemptions include, among other factors, the representations by the investors to the Company as to their status as “accredited investors.”

In connection with the Merger Agreement, we issued and sold an aggregate of 950,000 units, for a purchase price of $0.50 per unit, with each unit consisting of one share of common stock and a five-year warrant to purchase one share of common stock with an exercise price of $0.75. These securities were sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The bases for claiming such exemptions include, among other factors, the representations by the investors to the Company as to their status as “accredited investors.”

We issued Hartford promissory notes for $6,630 and $5,000 to cover our expenses paid for by Hartford during the quarter ending September 30, 2013. These notes had an interest rate of 10% per annum. These securities were issued in reliance upon Regulation S of the Securities Act, to investors who are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act, or in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), based upon representations made by such investors.

On November 1, 2013, we borrowed $150,000 from Rightscorp Delaware. Upon the closing of the Merger Agreement, the loan was cancelled as an intercompany loan.

On March 7, 2014, we entered into a securities purchase agreement (the “Seaside Agreement”) with Seaside 88, LP (“Seaside”), pursuant to which we agreed to sell, and Seaside agreed to purchase, up to 7,000,000 shares of our common stock, in closings to be held monthly over a one-year period, subject to certain conditions. The initial closing under the Seaside Agreement, pursuant to which we sold to Seaside 835,530 shares of common stock at a purchase price of $0.374 per share, occurred on March 7, 2014. Subsequent closings have occurred on a monthly basis, subject to certain conditions. At each subsequent closing, the we sell to Seaside 10% of the total number of shares of common stock traded during the 20 trading days immediately preceding such closing at a purchase price per share equal to the lower of (a) the average of the high and low trading prices of the common stock for the 5 consecutive trading days immediately prior to a closing date, multiplied by 0.50 and (b) the average of the high and low trading prices of the common stock for the trading day immediately prior to a closing date, multiplied by 0.55, provided that, no monthly closing will occur if the purchase price for such closing would be lower than $0.25 per share (the “Floor”). The failure to have a subsequent closing due to failure to meet the Floor will not impact any other subsequent closing. Seaside agreed not to engage in any short sales of our common stock while it holds any shares purchased under the Seaside Agreement. We terminated the Seaside Agreement on September 24, 2014. These securities were sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The bases for claiming such exemptions include, among other factors, the representations by the investors to the Company as to their status as “accredited investors.”

Subsequent to the end of 2013, we entered into a consulting agreement with an investment bank. We agreed to issue up to 300,000 shares of common stock in exchange for services per the consulting agreement. Upon execution of the agreement, we issued 75,000 shares of common stock for prepaid services at $0.73 per share. The agreement was cancelled on May 1, 2014. We are not obligated to issue any more shares. These securities were sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The bases for claiming such exemptions include, among other factors, the representations by the investors to the Company as to their status as “accredited investors.”

Subsequent to the end of 2013, we issued 656,802 shares of common stock upon exercise for warrants at an exercise price of $0.0862 per share for total proceeds of $27,766. These securities were sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The bases for claiming such exemptions include, among other factors, the representations by the investors to the Company as to their status as “accredited investors.”

Subsequent to the end of 2013, we 425,008 shares of common stock to note holders in note conversions at $0.1276 per share. At the time of conversion, the notes were valued at $54,228 for outstanding principal and interest owed. These securities were sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The bases for claiming such exemptions include, among other factors, the representations by the investors to the Company as to their status as “accredited investors.”

Subsequent to the end of 2013, we issued 2,442,000 shares of our common stock to Hartford Equity at $0.50 per share for total proceeds of $1,221,000. These securities were sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The bases for claiming such exemptions include, among other factors, the representations by the investors to the Company as to their status as “accredited investors.”

$80,000 of debt related to the merger was assumed by Hartford Equity in exchange for 160,000 shares of common stock per the Subscription Agreement dated October 28, 2013. Subsequent to the end of 2013, all of the 160,000 shares have been issued. These securities were sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The bases for claiming such exemptions include, among other factors, the representations by the investors to the Company as to their status as “accredited investors.”

Subsequent to the end of 2013, we issued warrants to purchase 50,000 shares of common stock with an exercise price of $0.61 to an employee for services. These securities were sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The bases for claiming such exemptions include, among other factors, the representations by the investors to the Company as to their status as “accredited investors.”

Subsequent to the end of 2013, we issued 2,176,287 shares of its common stock for services. These securities were sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The bases for claiming such exemptions include, among other factors, the representations by the investors to the Company as to their status as “accredited investors.”

During the three months ended June 30, 2014, we issued 1,530,000 shares of common stock to multiple investors at $0.25 per share for total proceeds of $382,500. During the three months ended September 30, 2014, the Company issued 1,794,287 shares of common stock for services. During the three months ended September 30, 2014, we issued 39,974 shares of common stock upon warrant exercises at a price of $0.0862 per share for aggregate proceeds of $3,446. These securities were sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The bases for claiming such exemptions include, among other factors, the representations by the investors to the Company as to their status as “accredited investors.”

On September 24, 2014, we entered into a Unit Subscription Agreement (the “Unit Agreement”) with certain accredited investors (individually, a “Unit Investor” and collectively, the “Unit Investors”) for the sale of units (the “Units”), with each Unit consisting of ten thousand (10,000) shares (the “Purchased Shares”) of our common stock, and warrants to purchase fifteen thousand (15,000) shares of our common stock (the “Warrant Shares” and with the Purchased Shares, the “Purchased Securities”). The Company initially sold an aggregate of 1,060.8 Units in this offering and received aggregate gross proceeds of $2,652,000. The warrants included as part of the Units are exercisable commencing on the date of the closing on the Unit Agreement, carry an exercise price of $0.25 per Warrant Share and are exercisable for a period of five (5) years.

Subsequent to the date of the closing on the Unit Agreement, an additional investment by three other Unit Investors was made, in which we received gross proceeds of $80,000 and issued an additional thirty-two (32) Units. As a result, the aggregate gross proceeds raised in this offering were $2,732,000 in consideration for the issuance of an aggregate of 1,092.8 Units.

The Units and the other securities issued to the Investors pursuant to the Agreement were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of that Securities Act and Regulation D promulgated thereunder, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these securities contain a legend stating the same.

Item 16.	Exhibits and Financial Statement Schedules

Financial Statement Schedules

All financial statement schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

Exhibits

The following Exhibits are being filed with this Registration Statement on Form S-1.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated October 25, 2013, among Rightscorp, Inc., Rightscorp Merger Acquisition Sub, Inc. and Rightscorp Delaware, Inc. (Incorporated by reference from the Annual Report on Form 10-K filed with the SEC on October 28, 2013)
3.1	Amended and Restated Articles of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 20, 2013)
3.2	Bylaws of the Company (incorporated by reference to the Company’s S-1 Registration Statement filed on December 30, 2010)
4.1	Form of Stock Certificate representing shares of Rightscorp, Inc.’s common stock (4)
4.2	Form of Warrant (Incorporated by reference from the Current Report on Form 8-K filed with the SEC on October 28, 2013)
4.3	Form of Promissory Note (Rightscorp Delaware) (Incorporated by reference from the Current Report on Form 8-K filed with the SEC on October 28, 2013)
4.4	Form of Warrant under the Unit Purchase Agreement dated September 24, 2014 (Incorporated by reference from Current Report on Form 8-K filed with the SEC on September 30, 2014)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP (Incorporated by reference from the Registration Statement on Form S-1 filed with the SEC on November 7, 2014)
10.1	Promissory Note by and between the Company and Rightscorp Delaware, Inc., dated June 18, 2013 (Incorporated by reference from the Current Report on Form 8-K filed with the SEC on July 2, 2013)
10.2	Financing Agreement by and between the Company and Hartford Equity Inc., a Delaware corporation, dated June 18, 2013 (Incorporated by reference from the Current Report on Form 8-K filed with the SEC on July 2, 2013)
10.3	Form of Note Amendment (Incorporated by reference from the Current Report on Form 8-K filed with the SEC on October 28, 2013)
10.4	Purchase Agreement by and between the Company and Seaside 88, LP dated March 7, 2014 (Incorporated by reference from the Current Report on Form 8-K filed with the SEC on March 10, 2014)
10.5	Unit Purchase Agreement dated September 24, 2014 (Incorporated by reference from Current Report on Form 8-K filed with the SEC on September 30, 2014)
10.6	Form of Representation Agreement*+
21.1	Subsidiaries of Rightscorp, Inc. (Incorporated by reference from the Registration Statement on Form S-1 filed with the SEC on November 7, 2014)
23.1	Consent of HJ Associates & Consultants, LLP, Independent Registered Public Accounting Firm*
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1) (Incorporated by reference from the Registration Statement on Form S-1 filed with the SEC on November 7, 2014)

*	Filed herewith.
+	Confidential treatment is being sought for this agreement, which is being filed separately with the SEC. The confidential portions of this Exhibit have been omitted and are marked by an asterisk.

Item 17.	Undertakings.

(a)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 14th day of January, 2015.

RIGHTSCORP, INC.

Date: January 14, 2015	By:	/s/ Christopher Sabec
Christopher Sabec
Chief Executive Officer (Principal Executive Officer)

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Christopher Sabec	Chief Executive Officer and Director	January 14, 2015
Christopher Sabec	(Principal Executive Officer)

/s/ Robert Steele	President, Chief Financial Officer and Director	January 14, 2015
Robert Steele	(Principal Financial and Accounting Officer)

/s/ Brett Johnson	Chairman of the Board of Directors	January 14, 2015
Brett Johnson